Exhibit 10.2


                        ASSET PURCHASE AND SALE AGREEMENT



                                     Between


                       KOCH PIPELINE COMPANY, L.P. ("KPL")

             KOCH FERTILIZER STORAGE AND TERMINAL COMPANY ("KFS&T")
                              (together, "Seller")


                                       and


             KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., ("Buyer")

                            Date: September 17, 2002

                               TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I - DEFINITIONS...........................................................................................1

   1.01        Definitions........................................................................................1
   ----

   1.02        Construction; Interpretation.......................................................................6
   ----

ARTICLE II - SALE OF ASSETS.......................................................................................7

   2.01        Purchase and Sale..................................................................................7
   ----

   2.02        Assets.............................................................................................7
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   2.03        Excluded Assets....................................................................................8
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   2.04        Assumption.........................................................................................9
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   2.05        Seller's Accounts Receivable, Accounts Payable and Settlement Thereof.............................10
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ARTICLE III - PURCHASE PRICE.....................................................................................10

   3.01        Purchase Price; Taxes.............................................................................10
   ----

   3.02        Adjustments to the Purchase Price.................................................................11
   ----                                   -

   3.03        Property Tax Proration............................................................................12
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   3.04        Allocation........................................................................................12
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ARTICLE IV - REPRESENTATION AND WARRANTIES BY SELLER.............................................................12

   4.01        Seller............................................................................................12
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ARTICLE V - REPRESENTATIONS AND WARRANTIES BY BUYER..............................................................21

   5.01        Buyer.............................................................................................21
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ARTICLE VI - TITLE...............................................................................................22

   6.01        Title to Real Property............................................................................22
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   6.02        Title (Assets other than the Real Property).......................................................22
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ARTICLE VII - COVENANTS..........................................................................................22

   7.01        Casualty Loss.....................................................................................22
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   7.02        Conduct of Business Prior to Closing..............................................................23
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   7.03        HSR Act...........................................................................................25
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   7.04        Compliance with Conditions Precedent..............................................................25
   ----                                  -

   7.05        Preparation of Preliminary Settlement Statement...................................................25
   ----                      -

   7.06        Press Release.....................................................................................25
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   7.07        Government Filings................................................................................25
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   7.08        Consents to Assignment............................................................................25
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   7.09        Tariffs...........................................................................................26
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   7.10        Notices under Articles IV, V and VII..............................................................26
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   7.11        Pipeline Repairs..................................................................................26
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   7.12        Cooperation.......................................................................................26
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ARTICLE VIII - POST-CLOSING AGREEMENTS...........................................................................27

   8.01         Final Recapitulation Settlement; Subsequent Audits and Settlements...............................27
   ----

   8.02        Recording.........................................................................................27
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   8.03        Records...........................................................................................27
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   8.04        Use of Seller's Name..............................................................................28
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   8.05        Non-Solicitation of Employees.....................................................................28
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   8.06        Post-Closing Covenants............................................................................28
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   8.07        Covenant Not to Sue...............................................................................28
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   8.08        Further Assurances................................................................................28
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ARTICLE IX - CLOSING.............................................................................................29

   9.01        Time and Place....................................................................................29
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   9.02        Conditions to Buyer's Obligations.................................................................30
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   9.03        Conditions to Seller's Obligations................................................................32
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ARTICLE X - DISCLAIMERS; INDEMNITIES.............................................................................33

   10.01       Disclaimers.......................................................................................33
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   10.02       Buyer's Indemnity.................................................................................35
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   10.03       Seller's Indemnity................................................................................36
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   10.04       Threshold and Monetary Cap........................................................................37
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   10.05       Survival..........................................................................................38
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   10.06       Sole and Exclusive Remedy.........................................................................38
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   10.07       Limitations.......................................................................................39
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   10.08       Indemnification Procedures........................................................................39
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ARTICLE XI - INSPECTION AND RECORDS; TITLE.......................................................................40

   11.01       Inspection........................................................................................40
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   11.02       Title Inspection..................................................................................40
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ARTICLE XII - TAXES..............................................................................................41

   12.01       Tax Proceedings...................................................................................41
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   12.02       Sales Taxes.......................................................................................41
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   12.03       Other Taxes.......................................................................................41
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ARTICLE XIII - EMPLOYEE MATTERS..................................................................................42

   13.01       Employees.........................................................................................42
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   13.02       Employee Benefit Plans............................................................................43
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   13.03       No Third Party Employee Beneficiary...............................................................44
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   13.04       Federal Worker Adjustment and Retraining Notification Act.........................................45
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ARTICLE XIV - MISCELLANEOUS PROVISIONS...........................................................................45

   14.01       Commission........................................................................................45
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   14.02       Assignment........................................................................................45
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   14.03       Entire Agreement; Amendments......................................................................45
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   14.04       Severability......................................................................................45
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   14.05       Actions...........................................................................................45
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   14.06       Termination.......................................................................................46
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   14.07       Counterparts......................................................................................46
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   14.08       Governing Law.....................................................................................46
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   14.09       Time of Essence...................................................................................46
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   14.10       Nondisclosure of Confidential Information.........................................................47
   -----                       -

   14.11       Assignment of ContractS and Property Rights.......................................................47
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   14.12       Notices and Addresses.............................................................................47
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

                                     EXHIBITS AND SCHEDULES

Exhibit           Description                                                   Section Reference
---------         -----------                                                   -----------------
    A             Facilities                                                            2.02(a)
    B             Real Property                                                         2.02(b)
    C             Leasehold Interests                                                   2.02(c)
    D             Property Rights                                                       2.02(d)
    E             Permits                                                               2.02(e)
    F             Contracts                                                             2.02(f)
    G             Intellectual Property                                                 2.02(g)
    H             Purchase Price Allocation                                             3.04
    I             Form of Assignment and Assumption Agreement                           9.01(a)
    J             Form of Bill of Sale                                                  9.01(a)
    K-1           Transition Services Agreement                                         9.01(a)
    K-2           Services Agreement (Long Term)                                        9.01(a)
    L             Form of Special Warranty Deed                                         9.01(a)
    M             Additional Excluded Assets                                            2.03(e)
    N             Technical Repair Criteria                                             7.11
    O             Form of Easement                                                      9.01(a)
    P             Post Closing Covenants                                                8.06
    Q             Form of Agreement for Anhydrous Ammonia
                  Storage and Throughput Service                                        9.01(a)

  Schedule        Description                                                   Section Reference
  --------        -----------                                                   -----------------
   4.01(d)        Conduct of Business                                                   4.01(d)
   4.01(e)        Proceedings and Orders                                                4.01(e)
   4.01(g)        Known Environmental Matters,
                  Environmental Law Violations and Claims                               4.01(g)
   4.01(h)        Compliance with Laws                                                  4.01(h)
   4.01(j)        Violations                                                            4.01(j)
   4.01(m)        Legislative and Regulatory Changes                                    4.01(m)(v)
   4.01(o)(i)(A)  Exceptions to Employees                                               4.01(o)(i)
   4.01(o)(i)(B)  Notifications of Plans to Terminate Employment                        4.01(o)(i)
   4.01(o)(ii)      Employee Benefit Plans                                              4.01(o)(ii)
   4.01(p)        Contracts                                                             4.01(p)
   4.01(r)        Business Interruptions                                                4.01(r)
   4.01(s)        Permits                                                               4.01(s)
   4.01(t)        Deposits                                                              4.01(t)
   4.01(u)        Work Orders                                                           4.01(u)
   4.01(v)        Customer List                                                         4.01(v)
   4.01(w)        Royalties                                                             4.01(w)
  13.01           Employees                                                            13.01(a)


                        ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is entered into this 17th day of September, 2002, by and among: A. Koch Pipeline Company, L.P., a Delaware limited partnership, with its principal place of business at 4111 East 37th Street North, Wichita, Kansas 67220 ("KPL"); B. Koch Fertilizer Storage and Terminal Company, a Nebraska corporation, with its principal place of business at 4111 East 37th Street North, Wichita, Kansas 67220 ("KFS&T"); and C. Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership, with its principal place of business at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080 ("Buyer").

     KPL and KFS&T are hereinafter collectively referred to as "Seller." Seller and Buyer are hereinafter collectively referred to as the "Parties", and individually as a "Party."

     WHEREAS, Seller owns the anhydrous ammonia pipeline system described herein and certain other related assets, facilities and contracts (collectively referred to as the "Assets," as defined in Section 2.02); and

     WHEREAS, pursuant to the terms of this Agreement, Seller desires to sell and Buyer desires to purchase the Assets.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

                             ARTICLE I: DEFINITIONS

1.01 Definitions. As used herein, the following terms have the meanings set forth below:

          "Accounting Firm" has the meaning given it in Section 8.01(b).

          "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of the definition of "Affiliate," the term "control" (including the correlative terms "controlled by" and "under the common control of"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Asset Purchase and Sale Agreement.

          "Asset" and "Assets" have the meanings given them in Section 2.02.

          "Business" means the business currently being conducted by Seller using the Assets.

          "Business Day" means any day, Monday through Friday, on which nationally chartered banks are open for the transaction of business in New York, New York.

          "Buyer" has the meaning given it in the Preamble.

          "Buyer Indemnitees" means Buyer, its parent companies, Affiliates and subsidiaries, and their respective partners, members, directors, shareholders, officers, employees, agents, representatives, contractors and subcontractors.

          "Casualty Loss" has the meaning given it in Section 7.01.

          "Closing" has the meaning given it in Section 9.01.

          "Closing Amount" has the meaning given it in Section 7.05.

          "Closing Date" means the date on which Closing occurs.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidentiality Agreement" means that certain confidentiality agreement dated March 12, 2002 by and among Kaneb Pipe Line Company and KPL, KFS&T and Koch Nitrogen Company, which to the extent Confidential Information relating to the Assets purchased and sold hereunder or the Business was disclosed pursuant to the Confidentiality Agreement, the obligations of Buyer thereunder shall automatically terminate as of the Closing; provided, however, to the extent Confidential Information relating to assets not purchased and sold hereunder was or is disclosed pursuant to the Confidentiality Agreement, then the Confidentiality Agreement shall remain in full force and effect according to its terms.

          "Contracts" has the meaning given it in Section 2.02(f).

          "Drop Dead Date" has the meaning given it in Section 14.06(a)(ii).

          "Effective Time" has the meaning given it in Section 9.01.

          "Employees" has the meaning given it in Section 13.01(a).

          "Employment Sites" has the meaning given it in Section 4.01(o)(vii).

          "Environmental Condition" means soil and water contamination, or other types of Releases of Hazardous Materials or environmental damage or contamination in, on, around or under the Assets or arising from the Assets, including offsite disposal thereof and any of which requires Remediation under applicable Environmental Laws.

          "Environmental Laws" means any and all Legal Requirements or Orders, rules, codes, policies, directives, standards, licenses or permits of any Governmental Body relating to the environment, specifically including those relating to the exposure to, or the use, Release, emission, presence, storage, treatment, generation, transportation, processing or handling of, Hazardous Materials, in effect as of the Effective Time, including the Safe Drinking Water Act, 42 U.S.C.ss.300f et seq.; the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Clean Water Act, 33 U.S.C.ss.1251 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss. 11001 et seq., and all similar statutes adopted by the States in which the Assets are located and in effect as of the Effective Time.

          "Environmental Liabilities" means Liabilities/Claims (including Remediation costs and legal costs associated therewith) incurred or imposed
     (a) as the result of an Environmental Condition, (b) pursuant to an agreement, Order, notice of responsibility or directive arising out of, or in connection with, or under Environmental Laws, or (c) pursuant to a claim by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, Remediation or payment or reimbursement or response costs incurred or expended by such Governmental Body or Person pursuant to common law or statute and related to the use or Release of Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Assets" has the meaning given it in Section 2.03.

          "Facilities" has the meaning given it in Section 2.02(a).

          "Final Recap" has the meaning given it in Section 8.01(a).

          "Final Recap Statement" has the meaning given it in Section 8.01(a).

          "Governmental Body" means any (a) nation, state, county, city, town, village, district, territory, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitration panel.

          "Hazardous Material" means any "hazardous waste", "hazardous substance", "extremely hazardous substance", "toxic chemical", "hazardous chemical", "toxic pollutants", "contaminants", "chemical", "chemical substance", or "asbestos", as such terms are defined in any of the Environmental Laws, or related substances, and petroleum and petroleum products, all in such quantities or concentrations as are regulated by Environmental Laws.

          "Hired Employees" means those Employees accepting employment with Buyer effective as of the Effective Date.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnify" means to indemnify, defend and hold harmless.

          "Indemnitee" has the meaning given it in Section 10.08.

          "Indemnitor" has the meaning given it in Section 10.08.

          "Intellectual Property" has the meaning given it in Section 2.02(g).

          "Intermittent Services Agreements" has the meaning given it in Section 4.01(p)(iv).

          "Known by Seller" or "Seller's Knowledge" means the current actual knowledge of the following employees of Seller applicable to the Assets:
     Patrick McCann, Michael Purkey, Ron Simmons, Royce Hoemann, Scott Christensen and Gary Koegeboehn, of such fact or circumstance, without any specific or additional duty to review documents or records or interview other persons to gain any new actual knowledge or to refresh a memory of past knowledge.

          "Known Environmental Condition" means an Environmental Condition which occurred prior to the Effective Time, and which is Known by Seller at or prior to Closing, each of which are listed on Schedule 4.01(g).

          "KPL" has the meaning given it in the Preamble.

          "KFS&T" has the meaning given it in the Preamble.

          "Leasehold Interests" has the meaning given it in Section 2.02(c).

          "Legal Requirement" means any Order, constitution, law, ordinance, regulation, statute, or treaty issued by any Governmental Body, or any principle of common law or governmental interpretation thereof.

          "Liabilities/Claims" means all liabilities, claims, losses, strict liability claims, including those arising under Environmental Laws, demands, lawsuits, judgments, Orders, fines, penalties, damages, punitive damages, expenses, including reasonable attorneys' and consultants' fees, costs, environmental assessment costs, Remediation costs, and causes of action asserted by any Person.

          "Monetary Cap" has the meaning given it in Section 10.04.

          "Negligence/Fault"   means  negligence,   gross   negligence,   strict
     liability and any other type or form of negligence recognized under applicable law, and willful misconduct.

          "Net Inventory" means the anhydrous ammonia owned by Seller as linefill or stored by Seller in terminals that are connected to, related to or used in connection with the Facilities, including any pipeline retention allowances and long and short positions with respect thereto for calendar year 2002.

          "New Contracts" has the meaning given it in Section 9.02(j).

          "Notice" means written notice provided pursuant to Section 14.12.

          "Order" means any award, decision, injunction, judgment, decree, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.

          "Party" and "Parties" have the meanings given them in the Preamble.

          "Permits" has the meaning given it in Section 2.02(e).

          "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, unincorporated organization, business, syndicate, sole proprietorship, association, organization, labor union, or other entity or Governmental Body.

          "Plans" has the meaning given it in Section 4.01(o)(ii).

          "Preliminary Settlement Statement" has the meaning given it in Section 7.05.

          "Proceeding" means any action, arbitration, audit, claim, inspection, notice, review, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal), at law or in equity, commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body.

          "Property Rights" has the meaning given it in Section 2.02(d).

          "Purchase Price" has the meaning given it in Section 3.01(a).

          "Real Property" has the meaning given it in Section 2.02(b).

          "Records" has the meaning given it in Section 2.02(i).

          "Reference Balance Sheet Date" has the meaning given it in Section 4.01(f)(iii).

          "Release" or "Released" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating or disposing (including the abandoning or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) of a Hazardous Material into the environment.

          "Remediation" means containment, remediation, clean-up, restoration, removal or monitoring.

          "Seller" has the meaning given it in the Preamble.

          "Seller Indemnitees" means Seller, its parent companies, Affiliates and subsidiaries, and their respective partners, members, directors, shareholders, officers, employees, agents, representatives, contractors and subcontractors.

          "Seller's Accounts Payable" means any debt or trade payable owed by Seller arising in the ordinary course of business from sales or services rendered to Seller prior to the Effective Time in connection with the Business.

          "Seller's Accounts Receivable" means any debt or trade payable owing to Seller arising in the ordinary course of business from sales or services rendered by Seller prior to the Effective Time in connection with the Business.

          "Seller's Existing Field Authority Limitations" means $100,000 with respect to capital expenditures; and $150,000 with respect to expensed expenditures.

          "Smart  Pig  Inspection"   means  the  internal   (in-line)   pipeline
     inspection by use of instrumented inspection tool.

          "Tax" or "Taxes" means any income, excise, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, payroll, withholding or other taxes or charges, assessments, duties, levies or fees of any kind imposed or collected by any Governmental Body or pursuant to any Legal Requirement, including any penalties, interest, deficiency assessments, additions to taxes or other charges with respect thereto.

          "Threshold Amount" has the meaning given it in Section 10.04.

          "Title Defect" means any encumbrance, encroachment, irregularity or defect in or objection to title to the Real Property, Leasehold Interests, Permits or Property Rights.

          "Unknown Environmental Condition" means an Environmental Condition which occurred prior to the Effective Time, but which is not Known by Seller at or prior to Closing.

          "WARN Act" means the Worker Adjustment Retraining Notification Act of 1988, as amended.

     1.02 Construction; Interpretation. Unless the context shall require otherwise: (i) words importing the singular number or plural number shall include the plural number and singular number respectively; (ii) words importing the masculine gender shall include the feminine and neuter genders and vice versa; (iii) reference to "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation;" (iv) reference to "to the extent" shall be deemed to be followed by the phrase ", but only to the extent;"
(v) reference in this Agreement to "herein", "hereby", or "hereunder", or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules referenced herein and attached hereto; (vi) the headings of this Agreement are for reference only and shall not be deemed to form part of the text or be used in the construction or interpretation of this Agreement; and (vii) all references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. This Agreement has been mutually drafted, negotiated and prepared at the mutual request and direction of the Parties, at arm's length, with the advice and participation of counsel. If there is any ambiguity, this Agreement shall not be construed against either Party.

                           ARTICLE II: SALE OF ASSETS

     2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and convey the Assets to Buyer at the Closing, effective as of the Effective Time.

     2.02 Assets. Unless otherwise excluded in this Agreement, the "Assets" shall consist of the following and shall hereafter collectively, in whole or in part, be referred to as the "Assets" or individually as the "Asset":

          (a) Pipelines, Pipeline Assets and Other Fixtures. All right, title and interest in and to Seller's Hermann, Missouri terminal and in and to those certain pipelines, and related valves, pumps, compressors and other equipment, vehicles, buildings, building contents, personal property and fixtures relating primarily to Seller's anhydrous ammonia pipeline systems (except for the Excluded Assets), including the items described in Exhibit A (the "Facilities"). To the extent any such property is leased, the leases related thereto are described in Exhibit C, and Seller shall assign its leasehold interest to the extent assignable and will not convey title. To the extent title to any of the Assets is held by an Affiliate of Seller, Seller shall cause that Affiliate to transfer title directly to Buyer at no additional cost to Buyer;

          (b) Real Property. All right, title and interest in and to any parcels of real property owned by Seller or an Affiliate thereof upon which the Facilities are located, together with the improvements thereon (the "Real Property"), including the parcels described in Exhibit B;

          (c) Leasehold Interests. All right, title and interest of the lessee in and to leases of real property upon which the Assets are situated and the rights associated therewith relating to ongoing use, operation and maintenance of the Assets (the "Leasehold Interests"), all of which are more particularly described in Exhibit C;

          (d) Property Rights. To the extent not listed as a Permit under Exhibit E, all right, title and interest of the beneficiary or right holder in and to those certain easements, rights-of-way, servitudes, permits and/or licenses, railroad crossing rights, and other rights to use of the surface and subsurface and related instruments which are held for use in connection with the ownership, use, operation or maintenance of the Assets, including those items listed in Exhibit D, and which excludes the Real Property, the Permits and the Leasehold Interests (the "Property Rights");

          (e) Permits. All right, title and interest of the beneficiary or permit holder in and to any environmental, operational and other governmental permits, licenses, Orders, franchises and related instruments or rights relating to the ownership or operation of the Assets, all of which are listed in Exhibit E ("Permits"), but only to the extent legally assignable or transferable and excluding the Property Rights listed in Exhibit D;

          (f) Contracts. Subject to the provisions of Section 14.11, all of Seller's right, title and interest in and to any and all contracts, warranties and other agreements relating exclusively to or which are reasonably necessary for the use of the Assets ("Contracts"), including the Contracts listed in Exhibit F;

          (g) Intellectual Property. All intellectual property interests identified on Exhibit G, including all Liabilities/Claims against other Persons for infringement and other proprietary rights associated therewith (the "Intellectual Property");

          (h) Inventory. The Net Inventory. Buyer will be responsible for satisfying any pipeline retention allowances and long and short positions and obligations with any third Persons.

          (i) Records. All books, records and files of Seller relating to the Assets (paper and electronic format, if available), excluding accounting records, but including operating records, technical manuals and warranty documents, customer lists and information, charts, maps, surveys, drawings, prints and any physical embodiment of the Intellectual Property relating to the Assets (the "Records"); provided, however, that the Records shall not include Seller's and Seller's Affiliates' (A) corporate and partnership records (including any documents relating to the formation or governance of Seller or its Affiliates), (B) information related to previous offers for the Assets, including economic analyses of the Assets, (C) any records to the extent related to the Excluded Assets, and (D) records or other information protected by the attorney-client privilege or that is work product of Seller's counsel or counsel for Seller's partners or their Affiliates, it being agreed that communications seeking or providing legal advice by, between, or among the following persons shall be and are hereby deemed confidential communications subject to the attorney-client privilege: counsel for Seller, or their Affiliates, and any employee or agent of Seller or their Affiliates.

     2.03 Excluded Assets. Except as specifically included within the definition of the Assets or otherwise provided for in this Agreement, it is the intent of the Parties that no other assets or interests held or owned by Seller or any related liabilities or obligations shall be sold, conveyed, transferred, or assigned to Buyer, and specifically, the sale, conveyance, transfer, and assignment hereunder shall not include the following (the "Excluded Assets"):

          (a) any cash and cash equivalents of Seller;

          (b) any logos, emblems, signs, trademarks, trade names, or service marks that are the property of Seller or its Affiliates; provided, however, that signs for location, warning, notice, or as required by law shall remain in place and will be modified or replaced by Buyer to remove Seller's name, logo, or other identifying marks as provided in Section 8.04;

          (c) all items of personal property owned or leased generally by Seller currently located at Seller's Wichita, Kansas facility or office, including vehicles, office equipment, furniture, computers, copiers, and fax machines;

          (d) all ammonia terminals, truck loading and storage facilities located at, on or adjacent to the Facilities unless specifically listed on Exhibit A;

          (e) all items of personal property (including vehicles, office equipment, furniture, computers, copiers, and fax machines) located at or adjacent to the Facilities to the extent listed on Exhibit M;

          (f) any software programs and licenses for software which are confidential or proprietary to Seller or its Affiliates, or cannot be transferred without payment of a fee to another Person, owner or vendor; provided, however, that Seller shall use good faith efforts to assist Buyer in arranging for a copy of software that is not transferable without payment of a fee or other right to use such software, provided Buyer pays any fee charged or assessed by the vendor or owner thereof (or other
     Persons holding the right to license the use of such software); and provided further, that Buyer shall have access to all data which is not confidential or proprietary on Seller's or its operator's systems relating to the Assets for conversion to or storage on Buyer's systems; and

          (g) any personal property, software, computers, servers, peripheral computer hardware and communication devices used in, or in connection with, Seller's pipeline control center used to remotely monitor and control the anhydrous ammonia pipeline systems and to ensure the integrity thereof.

     2.04 Assumption. As of the Effective Time, Buyer shall assume all rights and obligations arising after the Effective Time under the Leasehold Interests, Property Rights, Permits and Contracts and agrees to Indemnify the Seller
Indemnitees from and against all Liabilities/Claims under the Leasehold Interests, Property Rights, Permits and Contracts accruing after the Effective Time; but only in each case if such obligations and Liabilities/Claims do not arise out of or relate to acts or omissions that occurred prior to the Effective Time.


2.05 Seller's Accounts Receivable, Accounts Payable and Settlement Thereof.

     (a) Buyer hereby acknowledges that no sale or transfer of the proceeds of Seller's Accounts Receivable is made or contemplated by this Agreement and that Seller is entitled to receive payment of all of Seller's Accounts Receivable out of the payments received by Buyer on account thereof, if any. The Parties shall reasonably cooperate with each other in connection with the collection of Seller's Accounts Receivable.

     (b) Buyer is not assuming any of Seller's Accounts Payable. Seller shall be responsible for the payment of Seller's Accounts Payable. Seller and Buyer hereby acknowledge that no transfer or assignment of Seller's Accounts Payable is made or contemplated by this Agreement and that Seller shall remain responsible for all of Seller's Accounts Payable.

     (c) Notwithstanding the foregoing provisions of Section 2.05, Seller and Buyer will provide each other with a monthly schedule of reimbursements due to or from one Party as a result of the other Party collecting the former's accounts receivable or payment of accounts payable. Reimbursements will be settled monthly following Closing until both Parties agree that all significant reimbursements have been settled.

                           ARTICLE III: PURCHASE PRICE

     3.01 Purchase Price; Taxes.


          (a) Purchase Price. Subject to the terms and conditions of this Agreement, and in full payment for the Assets, Buyer shall pay to Seller at Closing, by wire transfer as described in Section 9.01(b), the sum of One Hundred Forty Million U.S. Dollars ($140,000,000.00) as such sum may be adjusted as described in Section 3.02 pursuant to the provisions of Section
     7.05 (the "Purchase Price").

          (b) Taxes. Buyer shall pay all Taxes payable in connection with the consummation of the transactions contemplated by this Agreement and the sale, conveyance and assignment of the Assets hereunder (other than income Taxes resulting directly from such sale, which shall be borne by Seller), including sales and use Taxes; gross receipts Taxes and other similarly imposed transaction Taxes; conveyances, transfer, and recording fees; motor vehicle transfer and excise Taxes and registration fees; and real estate transfer Taxes and documentary stamp Taxes, except for sales, transfer or similar Tax which may be payable with respect to the anhydrous ammonia owned by Seller as Net Inventory, for which Seller shall pay any applicable sales, transfer or similar Tax. Buyer further agrees to prepare and file any necessary Tax returns in connection with the foregoing Taxes (except for sales, transfer or similar Tax which may be payable on the Net Inventory referenced in the preceding sentence) and fees to be borne by Buyer and to pay all filing and recording fees relating to the filing and recording of any instruments delivered by Seller to convey the Assets to Buyer.

     3.02 Adjustments to the Purchase Price. The Purchase Price shall be adjusted at Closing as follows.

          (a) Upward Adjustments. The Purchase Price shall be adjusted upward by the following:


               (i) the amount of expenses, costs, Taxes, and charges incurred or paid by Seller that are attributable to the ownership or operation of the Assets after the Effective Time including, any prepaid lease or other pre-payments, production, excise, severance, gross receipts, federal and state income Tax, franchise Tax and any other Taxes based upon or measured by the ownership of the Assets or the receipt of proceeds therefrom, not deducted or netted from proceeds under Section 3.02(b)(i) below;

               (ii) except for payments received by Buyer with respect to Seller's Accounts Receivable, which are covered by Section 2.05(a), the amount of all income, revenues and proceeds received by Buyer attributable to the ownership and operation of the Assets prior to the Effective Time; and

               (iii) any other amount agreed upon by the Parties.

          (b) Downward Adjustments. The Purchase Price shall be adjusted downward by the following:

               (i) the amount of all income, revenues and proceeds received by Seller attributable to the ownership and operation of the Assets after the Effective Time;

               (ii) ad valorem, property, and other Taxes allocated to the Seller under Section 3.03;

               (iii) the amount attributable to any Casualty Loss prior to Closing under Section 7.01;

               (iv) the amount mutually agreed to and attributable to any gaps, defects or encumbrances in Property Rights, Leasehold Interests and Permits under Section 11.02(b);

               (v) any other amount agreed upon by the Parties; and

               (vi) An amount equal to $342,500, which is the mutually agreed upon approximation of one-half of the costs that Buyer and Seller expect Buyer will incur for the construction and installation of equipment by Buyer necessary to monitor and control pipeline movements, including remote terminal unit, Omni flow computer, control building, electrical panel and wiring, satellite dish, indoor and outdoor unit, and other required equipment at the locations listed below in accordance with the easements granted in Exhibit O. Aurora, Nebraska Crawfordsville, Indiana Fort Madison, Iowa Holstein, Iowa Huntington, Indiana Iowa Falls, Iowa Marshalltown, Iowa Trilla, Illinois Taft, Louisiana Walton, Indiana Washington, Iowa Wood River, Illinois

               The Parties agree that this downward adjustment to the Purchase price shall be the sole and exclusive consideration due to Buyer for the matters addressed in this Section 3.02(b)(vi).

     3.03 Property Tax Proration. Real estate, ad valorem and personal property Taxes, if any, for the calendar year in which Closing occurs shall be prorated to the Effective Time based upon the most recent property Tax assessments and most recent certified Tax rates. Such Tax proration shall be settled at Closing by a downward adjustment to the Purchase Price. Buyer will assume responsibility for the actual payment to the applicable Governmental Body of any unpaid property Taxes not yet due. Buyer shall Indemnify the Seller Indemnitees from and against any and all real estate, ad valorem and personal property Taxes to be paid by Buyer in accordance with this Section 3.03.

     3.04 Allocation. The Parties agree that the valuations established in Exhibit H attached hereto reflect the fair market value of the Assets at the time of Closing. The Parties further agree that the Purchase Price for the Assets shall be allocated among those Assets conveyed to Buyer hereunder in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. Seller and Buyer agree to cooperate in good faith in the allocation of the Purchase Price and the completion and filing of the United States Federal Income Tax Form 8594 in accordance with the price allocation. The Parties further agree that they will report the Tax consequences of the purchase and sale hereunder in a manner consistent with the valuations established in Exhibit H and that they will not take any positions inconsistent therewith in connection with the filing of any Tax return.

              ARTICLE IV: REPRESENTATIONS AND WARRANTIES BY SELLER

     4.01 Seller. Seller represents and warrants to Buyer as of the date of this Agreement that:

          (a) Organization and Standing. KPL is a limited partnership and KFS&T is a corporation, each duly organized, validly existing and in good standing under the laws of the States of Delaware and Nebraska respectively, and both are duly authorized, qualified and licensed under all applicable Legal Requirements to carry on the Business in the places and in the manner now conducted.

          (b) Authority. Seller has the full legal right, power and authority to enter into, execute, deliver and perform this Agreement and to carry out the transactions contemplated herein to be performed or carried out by Seller. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite partnership or corporate action on the part of Seller.

          (c) Enforceability. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as that enforceability may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

          (d) Conduct of Business. Except as set forth in Schedule 4.01(d), to Seller's Knowledge, since January 1, 2000, the Assets have been operated in the ordinary course of business.

          (e) Proceedings and Orders.  Except as set forth in Schedule  4.01(e),
     (i) there are no Proceedings pending before any Governmental Body, and to Seller's Knowledge, there are no Proceedings threatened in writing, against Seller relating to the Business or any of the Assets, or which question the validity or legality of the transactions contemplated hereby; and (ii) Seller is not subject to any outstanding Order (other than general regulation and general regulatory Orders that are not specifically addressed to Seller but are applicable generally to businesses of the type operated by Seller) that would reasonably be anticipated to materially and adversely affect the Assets or the Business.

          (f) Financial Information. Seller has delivered to Buyer copies of the following financial data and information of the Business:

               (i) unaudited balance sheet as of December 31, 1999, December 31, 2000 and December 31, 2001;

               (ii) unaudited income statement and statement of cash flows for calendar years 1999, 2000 and 2001; and

               (iii) unaudited balance sheet as of June 30, 2002 (the "Reference Balance Sheet Date") and year to date unaudited income statement and statement of cash flows for the period ending June 30, 2002.

     Such financial statements delivered to Buyer are true and correct in all material respects and present fairly the financial position and results of operations of the Business as of the respective dates thereof and for the fiscal periods then ended, in accordance with generally accepted accounting principles consistently applied, except that the interim statements do not include normal, recurring year-end adjustments or footnotes and the year end statements do not include footnotes.

          It is acknowledged by the Parties that Buyer may determine on or after the date hereof that certain laws and regulations applicable to Buyer may require an audit to be performed with respect to the Assets and the Business for periods on or before the Closing Date. To the extent Buyer makes such a determination, Seller agrees to reasonably cooperate with Buyer in providing access to Seller's books, records, personnel and present auditors (and their work papers) required to complete such an audit. The cost of any such audit will be at Buyer's sole expense, and Buyer shall reimburse Seller for Seller's reasonable third-Person out-of-pocket expenses relating to its cooperation as described in the immediately preceding sentence.

          (g) Environmental Law Violations and Environmental Claims. Except as set forth in Schedule 4.01(g), to Seller's Knowledge:

               (i) there is no Environmental Condition relating to the Assets;

               (ii) Seller is in compliance with all applicable Environmental Laws with respect to the Assets or the operation thereof, including the Records and accounting records required to comply with the Environmental Laws;

               (iii) there are no underground storage tanks, as defined in Title 40 of the Code of Federal Regulations, located on or under any of the Assets;

               (iv) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws or any Environmental Condition that Seller, with respect to the Assets, has agreed to, assumed or retained, by contract or otherwise; and

               (v) Seller has provided Buyer access to all environmental audits, assessments or investigations of the Assets that are in the possession of Seller or are subject to its control.

          (h) Compliance. Except as set forth in Schedule 4.01(h), the Assets and Seller's ownership and operation of the Facilities, and its Records and accounting records maintained in connection with the Asset or the Business, are in compliance in all material respects with all Legal Requirements, excluding the compliance with Environmental Laws and the Records and accounting records relating thereto, which are covered exclusively by
     Section 4.01(g).

          (i) [Reserved]

          (j) No Violations. Except as set forth in Schedule 4.01(j), the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder will not:

               (i) violate or conflict  with any  provision of Seller's  limited
          partnership   agreements  or  corporate   governance   documents,   as
          applicable;

               (ii) result in the breach of any term or condition of, or terminate or constitute a default or cause the acceleration of any obligation under, any agreement or instrument to which Seller is a party or by which Seller or any of the Asset may be bound;

               (iii) to Seller's Knowledge, except as otherwise stated in either
          Schedule 4.01(g) or 4.01(h), violate or conflict with any applicable Legal Requirement applicable to Seller or the Assets;

               (iv) cause Buyer to lose the benefit of any right or privilege included in the Assets;

               (v) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement with respect to the Assets;

               (vi) require notice to or the consent, authorization, approval or order of any Person; or

               (vii) to Seller's Knowledge, materially and adversely affect the business relationship of clients, customers and suppliers of the Business.

          (k) Non-foreign Entity. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation.

          (l) Brokers. Seller is not a party to or in any way obligated under any contract or other agreement for the payment of any broker's or finder's fee in connection with the origination, negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

          (m) Events Since the Reference Balance Sheet Date. Since the Reference Balance Sheet Date, there has not been:

               (i) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business of the Seller, except normal and usual changes in the ordinary course of business, none of which has been material and adverse and all of which in the aggregate have not been material and adverse;

               (ii) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that materially and adversely affects the condition (financial or otherwise) of the Assets or the Business;

               (iii) any breach or default by Seller or, to Seller's Knowledge, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

               (iv) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Assets or the Business;

               (v) except as set forth in Schedule 4.01(m), to Seller's Knowledge, any legislative or regulatory change that is reasonably expected to materially and adversely affect the Assets or the Business;

               (vi) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of the Business; or

               (vii)  any  other   occurrence,   event  or  condition  that  has
          materially and adversely affected (or is reasonably expected to materially and adversely affect) the Assets or the Business.

          (n) Taxes and Tax Returns. All Tax returns, information returns and statements, forms and reports required by any Governmental Body or Legal
     Requirement to be filed by Seller, or which include or should include Seller, including those relating to Taxes to which Seller or the Business is subject, have been or will be properly filed when due, and all Taxes shown thereon to be due and payable have been or will be paid timely. There are no liens for Taxes upon any of the Assets, except for liens for Taxes not yet due and payable.

          (o) Employee Matters.

               (i) Seller's Employees. Except as otherwise stated on Schedule 4.01(o)(i)(A), Schedule 13.01 lists all of Seller's employees who work at the Assets on the date Seller executes this Agreement, along with such individual's title and/or job description and date of hire. Seller has separately provided Buyer with such Employees current annual salary, bonus(es) for the previous year and other compensation. Except as otherwise stated in Schedule 4.01(o)(i)(B), none of the Employees has provided Seller with notification that he/she plans to terminate his/her employment during calendar year 2002, whether by reason of the transactions contemplated by this Agreement or otherwise.

               (ii) Employee Benefits Plans. Schedule 4.01(o)(ii) lists all of the employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of ERISA, including plans that provide retirement income or result in a deferral of income by Employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical or hospital care benefits or benefits for sickness, accident, disability, death or unemployment and all other employee benefit agreements or arrangements, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, contracts with any of the Employees, retention incentive agreements, non-competition agreements with any of the Employees, consulting agreements with any of the Employees, confidentiality agreements with any of the Employees, vacation policies and similar plans, agreements and arrangements that are currently in effect for the benefit of the Employees or their beneficiaries (collectively, the "Plans"). Buyer will have no liability with respect to any Plans or other similar plans or arrangements of Seller or its Affiliates as a result of the transactions contemplated by this Agreement.

               (iii) Neither Seller nor any entity (whether or not incorporated) that was at any time during the six-year period ending on the Closing Date treated as a single employer together with the Seller under section 414 of the Code has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to, a pension plan that is or was subject to Title IV of ERISA of section 412 of the Code.

               (iv) Seller has complied with the group health plan  continuation
          of  coverage   requirements   of  the   Consolidated   Omnibus  Budget
          Reconciliation Act of 1985, as amended.

               (v) In connection with the Business, there is no labor strike, work stoppage, lockout, or other material labor dispute or slowdown pending, or to Seller's Knowledge, threatened in writing against Seller and there has not been any such action during the last three
          (3) year period, and Seller is not a party to or bound by any collective bargaining agreement or similar agreement or written work rules or practices with any labor organization or employee association covering the terms and conditions of employment of any employee who works at any of the Assets. To Seller's Knowledge, no Employee is represented by any labor organization and, to Seller's Knowledge, there are no current union organizing activities among the Employees.

               (vi) Other than wage increases in the ordinary course of business, since December 31, 2001, Seller has not made any commitment or agreement to increase the wages of any employment of any of the Employees.

               (vii) During the four (4) year period immediately prior to the date hereof, Seller has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment of any of the facilities included in the Assets covered by this transaction (the "Employment Sites"); or (ii) a "mass layoff" (as defined in the WARN
          Act) affecting any of the Employment Sites; nor has Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law at any of the Employment Sites.

               (viii) With respect to each Employee hired by Seller after November 6, 1986 that is not a citizen of the United States, Seller shall have required a copy of Form I-9 to be completed pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder, and shall have retained a copy of such Form I-9 in its employee files.

          (p) Contracts and Agreements. Exhibit F sets forth a true and complete list of, briefly describes (including termination dates) and states whether or not consent to assign is required with respect to, all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments that relate to the Assets or the Business, including all amendments, supplements and modifications thereto (the "Contracts"), excluding any Property Rights or Leasehold Interests which are set forth in other
     Exhibits:

               (i) all contracts, agreements, leases, licenses, plans, arrangements or commitments, including those in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

               (ii) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

               (iii)  all  sales,   agency  or  distributorship   agreements  or
          franchises or legally enforceable commitments or obligations with respect thereto;

               (iv) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor; provided, that Seller has advised Buyer, and Buyer accordingly agrees, that Seller may terminate service agreements with contractors who may work at or in connection with Assets pursuant to Seller's "General Contracts," "Intermittent Services Agreements," or similar agreements (the
          "Intermittent Services Agreements") and that such Intermittent Services Agreements are not included on Exhibit F and will not be assigned to Buyer, provided, that, Seller shall have provided Buyer with a list of those vendors and a short description of the services provided to the Business under the Intermittent Services Agreements that will not be assigned to Buyer;

               (v) compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director, manager or shareholder of Seller;

               (vi) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements;

               (vii) all leases and all other contracts, agreements or legally enforceable commitments relating to or affecting real property or any interest therein;

               (viii) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

               (ix) all consent decrees and other judgments,  decrees or orders,
          settlement   agreements   and   agreements   relating  to  competitive
          activities, requiring or prohibiting any future action;

               (x) all contracts or agreements of any nature with any Affiliate of Seller;

               (xi)  all  contracts,   agreements,   leases,  licenses,   plans,
          arrangements or commitments entered into outside the ordinary course of the operation of the Business; and

               (xii) all other contracts, agreements, leases, licenses, plans, arrangements or commitments that are material to the Assets or the operation of the Business

     Except as set forth in Schedule 4.01(p), all such Contracts are valid, binding and in full force and effect in accordance with their terms and conditions. Except as set forth in Schedule 4.01(p), Seller is not in default under any of the Contracts and, to the Seller's Knowledge, no other party to any Contract is in default under such Contracts and there are no conditions which, with the passage of time or giving of notice or both, would constitute such a default by Seller, or, to Seller's Knowledge, by any other party to the Contracts, and the Contracts will not be breached by or give the other party a right of termination as a result of the transactions contemplated by this Agreement. True and correct copies of all of the Contracts, and all amendments, supplements and modifications thereto have been delivered to Buyer. Except as noted on Exhibit F, all of the Contracts may be assigned to Buyer without the approval or consent of any Person.

          (q) Title to Assets. Seller owns or has the right to use (pursuant to a valid lease or license disclosed herein) all of the Assets. Except for the Real Property which is covered exclusively in Section 6.01, Seller has good and marketable title to the Assets, excluding any assets shown on Exhibits C or D as being leased by Seller or under a Property Right, free and clear of any liens or encumbrances. The Assets include all existing warranties and service agreements with respect to any of the Assets to the extent the same are capable of being assigned to Buyer. The Assets include all easements, rights of ingress and egress and utilities and services necessary to conduct the Business as Seller currently conducts it. None of the Real Property has been condemned or otherwise taken by any Governmental Body, nor to Seller's Knowledge, is any such condemnation or taking threatened in writing nor has Seller received any written notice that any is planned. Except for the Excluded Assets, the Assets are all of the assets and properties Seller used in its operation of the Business during the twelve (12) month period immediately preceding the date hereof; provided, that, in the case of leased or licensed assets or properties, the leases or licenses covering such assets or properties are included in the Assets.

          (r) Except as set forth in Schedule 4.01(r), in the two (2) year period immediately preceding the date of this Agreement, there have not been any significant interruptions of the Business.

          (s) Permits.

               (i) Except as set forth in Schedule 4.01(s), the Permits set forth in Exhibit E are a true and complete list of all licenses, permits and similar documents necessary for the conduct of the Business as it has been conducted by Seller during the immediately preceding twelve (12) months (excluding any highway, railroad or road permits, which are included on Exhibit D) and a true and correct copy of all Permits have been delivered to Buyer. Except as set forth in
          Schedule 4.01(s), all of the Permits are validly issued to Seller and in its name and in full force and effect. The Assets and the Business are operated substantially in compliance with the Permits.

               (ii) Except as set forth in Schedule 4.01(s), no violations are or have been recorded with respect to any of the Permits and no proceeding is pending or, to Seller's Knowledge, threatened in writing seeking the revocation or limitation of any of the Permits. Seller has no reason to believe that any of the Permits would not be assignable, transferable or able to be re-issued to Buyer. Except as set forth in
          Schedule 4.01(s), Seller has made all filings necessary to request the timely renewal or issuance of all the Permits it uses in the Business prior to Closing for Seller to own and operate the Assets and the Business as Seller currently operates them. Except as set forth in
          Schedule 4.01(s), there are no pending requests by Seller for abatement of any Permit requirements relating to the Assets or the Business.

          (t) Deposits. Except as set forth in Schedule 4.01(t), Seller does not now hold any deposits or prepayments by third Persons with respect to any of the Assets or the Business.

          (u) Work Orders. Except as set forth in Schedules 4.01(u) or Exhibit F, there are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other Governmental Body, nor is there any matter under discussion with such Persons or authorities relating to such work orders or contracts.

          (v) Customer List. Schedule 4.01(v) sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two (2) years immediately prior to the date hereof, including an accurate statement of the gross revenues received from each such customer during the twelve month period ended June 30, 2002. This list also indicates by special designation all customers on the list that the Business has not sold or provided products or services during the first six (6) months of calendar year 2002.

          (w) No Royalties. Except as set forth in Schedule 4.01(w), no royalty or similar payment or amount is being paid or is owed by Seller, not is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

          (x) Inventory. The Net Inventory, as well as any product inventory of product located in the pipeline or any terminals being conveyed to Buyer hereunder, is of the quality and quantity usable in the ordinary course of the Business as it has been conducted by Seller during the immediately preceding twelve (12) month period. As of Closing, the Net Inventory will be not less than seventy-four thousand (74,000) tons, including the Net Inventory in the Hermann, MO terminal. None of the Net Inventory or other products located in the Facilities is owned by any Persons other than Seller. All product received or held by Seller as pipeline retention allowances after December 31, 2001 is located in the Facilities, or stored by Seller in terminals connected to, related to, or used in connection with, the Facilities and is included in the Net Inventory.

     ARTICLE V: REPRESENTATIONS AND WARRANTIES BY BUYER

     5.01 Buyer. Buyer represents and warrants to Seller as of the date of this Agreement that:

          (a) Organization and Standing. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is, or will be as of the Closing, duly authorized, qualified and licensed under all applicable Legal Requirements to carry on the Business in the places and in the manner now conducted.

          (b) Authority. Buyer has the full legal right, power and authority to enter into, execute, deliver and perform this Agreement and to carry out the transactions contemplated herein to be performed or carried out by Buyer. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite partnership action on the part of Buyer.

          (c) Enforceability. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as that enforceability may be (i) limited by an applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

          (d) Legal Proceedings. (i) there are no Proceedings pending before any Governmental Body, and to Buyer's Knowledge, there are no Proceedings threatened in writing, against Buyer, or which Buyer reasonably anticipates becoming a party, or which the question the validity or legality of the transactions contemplated hereby; and (ii) Buyer is not subject to any outstanding Order (other than general regulation and general regulatory Orders that are not specifically addressed to Buyer but are applicable generally to businesses of the type operated by Buyer or the Business) that would reasonably be anticipated to materially and adversely affect Buyer's ability to purchase, own and operate the Assets or the Business.

          (e) No Violations. This transaction will not (i) violate or conflict with any provision of Buyer's organizational documents; (ii) result in the breach of any term or condition of, or terminate or constitute a default or cause the acceleration of any obligation under, any agreement or instrument to which Buyer is a party or is otherwise bound; or (iii) violate or conflict with any Legal Requirement applicable to Buyer.

          (f) Non-foreign Entity. Buyer is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation.

          (g) Brokers. Buyer is not a party to or in any way obligated under any contract or other agreement for the payment of any broker's or finder's fee in connection with the origination, negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

                                ARTICLE VI: TITLE

     6.01 Title to Real Property. Title to the Real Property will be conveyed with a special warranty of title, pursuant to which Seller will warrant title to the Real Property against any and all Liabilities/Claims arising by, through, and under Seller or any Affiliate of Seller, but not otherwise.

     6.02 Title (Assets other than the Real Property). Except as set forth in Sections 4.01(q) and 6.01, Seller makes no warranty with respect to title of the Assets.

                             ARTICLE VII: COVENANTS

     7.01 Casualty Loss. Prior to Closing, if all or any portion of the Assets have been or are damaged or destroyed by fire, flood, storm, or other casualty of a similar nature, or shall be taken by condemnation or under the right of eminent domain (all of which are herein called "Casualty Loss"), Seller shall bear the risk of such Casualty Loss, and the Purchase Price shall be adjusted downward as provided in Section 3.02(b)(iii) by the cost to repair or replace, as applicable, those damaged, lost or destroyed Assets unless Seller replaces or repairs such at its cost prior to Closing in a manner reasonably acceptable to Buyer. Any insurance proceeds, payments made under threat of condemnation, or condemnation awards, shall be the sole property of Seller. The risk of Casualty Loss relating to the Assets shall pass to Buyer at Closing. All repair or replacement costs shall be determined jointly by the Parties or, if the Parties disagree with respect thereto, at Seller's option, Seller may repair or replace such Assets at Seller's cost, except that should the Casualty Loss or Casualty Losses have a Material Adverse Effect On The Assets When Taken As A Whole, then either Party may terminate this Agreement. The phrase "a Material Adverse Effect On The Assets When Taken As A Whole" shall mean a Casualty Loss and/or Casualty Losses for which either: (i) the repair and/or replacement costs exceeds ten percent (10%) of the Purchase Price; or (ii) the repair and replacement thereof requires more than ninety (90) days to complete.

     7.02 Conduct of Business Prior to Closing.

          (a) Prior to Closing, Seller shall:

               (i) afford to the officers and authorized representatives of Buyer access to the books and records of Seller related to the Assets and the Business and shall furnish Buyer with such financial and operating data and other information regarding the Assets and the Business and as Buyer may from time to time reasonably request;

               (ii) conduct the Business in the ordinary course;

               (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

               (iv) perform all its obligations under agreements relating to or affecting the Assets or the Business;

               (v) keep in full force and effect its existing insurance coverage on the Assets;

               (vi) use its reasonable commercial efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

               (vii) duly and timely file all reports or returns required by any Legal Requirement to be filed with any Governmental Body, and timely pay all Taxes levied or assessed upon it or its properties or upon any part thereof;

               (viii) duly observe and conform to all Legal Requirements relating to the Assets or its properties or to the operation and conduct of its business and all covenants, terms and conditions upon or under which any of its properties are held;

               (ix) duly and timely take all actions necessary to carry out the transactions contemplated hereby; and

               (x) deliver to Buyer on or before the 20th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month, with such financial statements for the months between June 30, 2002 and execution of this Agreement, to be delivered at the time of execution of this Agreement.

          (b) Without the consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), and prior to Closing, Seller shall not:

               (i) incur obligations with respect to, or undertake any transactions relating to, the Assets other than transactions (A) in the normal, usual, and customary manner, (B) of a nature and in an amount consistent with prior practice, and (C) in the ordinary course of business of owning and operating the Assets;

               (ii) encumber, sell, or otherwise dispose of any of the Assets, other than property which is replaced by equivalent property, or which is used, consumed, or abandoned in the normal operations of the Business;

               (iii) enter into or assume any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) other than in the ordinary course of business;

               (iv) except in the case of an emergency situation or if Seller believes (after consultation with Buyer) is required to comply with a Legal Requirement, enter into or assume (whether or not in the ordinary course of business) any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets which would reasonably be anticipated to commit the Buyer after Closing to in excess of Seller's Existing Field Authority Limitations; provided, that, if Seller enters into such a contract, agreement, obligation, lease, license or commitment in order to comply with a Legal Requirement, if such arrangement would materially and adversely affect Buyer's ownership or operation of the Assets or the Business after Closing, Buyer shall have the right to terminate this Agreement pursuant to the provisions of Section 14.06;

               (v) enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets, or sell, lease, abandon or otherwise dispose of any of the Assets, including real property, machinery, equipment or other operating properties;

               (vi)  engage  in  any  activities  or  transactions   that  would
          reasonably be expected to materially and adversely affect the Assets or the Business; or

               (vii) increase the salary of any Employee except in the ordinary course of business and then not in excess of five percent (5%) of such Employee's base salary;

          (c) Seller shall cooperate with Buyer and its representatives in the preparation of any documents or other material that may be required by any Governmental Body in connection with the Assets or the Business or the transactions contemplated hereby.

          (d) Upon Buyer providing Seller with reasonable notice, Seller shall afford to the officers and authorized representatives of Buyer reasonable access to the premises, facilities and tangible assets included in the Assets for the purpose of inspecting such premises, facilities and equipment in such manner as Buyer shall deem appropriate.

     7.03 HSR Act. As required by law, and to the extent not earlier filed, Seller and Buyer, promptly, but in no event later than three (3) Business Days after the execution of this Agreement, shall each file notification reports under the HSR Act and the rules thereunder in connection with the transactions contemplated by this Agreement, shall cooperate with each other in attempting to secure early termination of the applicable waiting periods under such Act, and upon the request of either the Federal Trade Commission or the Department of Justice, shall exercise their respective commercially reasonable efforts to supply such agencies with any additional requested information as expeditiously as possible. Each Party shall pay its own costs in preparing such filing, and the filing fees will be shared equally by Buyer and Seller.

     7.04 Compliance with Conditions Precedent. Each Party shall use its commercially reasonable efforts to cause the conditions precedent to Closing set forth in Sections 9.02 and 9.03, applicable to such Party, to be fulfilled and satisfied as soon as practicable but in any event prior to Closing.

     7.05 Preparation of Preliminary  Settlement Statement.  No later than three
(3) days prior to the anticipated Closing, Seller shall prepare and deliver to Buyer a statement of the estimated Purchase Price adjustments to be made at Closing as provided for in this Agreement ("Preliminary Settlement Statement") showing the calculation of the Purchase Price, as adjusted ("Closing Amount"). The Parties agree that where actual numbers are not available, the Preliminary Settlement Statement will be based upon the previous year's Tax renditions and payments and from Seller's prior-month's Asset-related financial records and will be reconciled when actual numbers are available. If the Parties are unable to resolve any disagreements with respect thereto, such disagreement shall be resolved in the same manner as set forth in Sections 8.01(a) and (b).

     7.06 Press Release. The Parties shall consult with each other with regard to all publicity and other releases issued at or prior to Closing concerning this Agreement and the transactions contemplated hereby and except as required by Legal Requirements, neither Party shall issue any publicity or other release without the prior written consent of the other Party.

     7.07 Government Filings. After Closing, Buyer shall promptly file with the applicable Governmental Body all filings necessary to change Seller or its operator from the owner and/or operator of the Assets to Buyer or its designee and shall promptly provide Seller with the copies of all such filings when made and confirmation thereof when received.

     7.08 Consents to Assignment. If the terms of any Property Right, Leasehold Interest, Permit or Contract require that consent or approval be obtained prior to any assignment or partial assignment, upon execution of this Agreement and up to Closing, Seller shall exercise reasonable commercial efforts, at its cost, and with the cooperation of Buyer, to obtain such consent or approval prior to Closing. Seller shall send all initial letters requesting such consents or approvals to all such third Persons. If such consents or approvals are not obtained by Seller prior to Closing, at Closing, Seller shall provide a status report of Seller's efforts to obtain such consents and approvals and Buyer shall be responsible, at its cost, for seeking such consents and approvals, and Seller shall use reasonable commercial efforts to assist Buyer in obtaining such consents or approvals, and Buyer shall promptly reimburse Seller for all costs incurred by Seller in assisting Buyer to obtain such consents or approvals following Closing; provided that, Seller shall be responsible for obtaining, at its cost, any consents required to assign or otherwise transfer any railroad crossing rights. Seller shall provide Buyer with a list of any Leasehold Interest, Permit or Contract that requires consent to assign and Buyer shall provide a list of any Property Right that requires consent to assign.

     7.09 Tariffs. By no later than three (3) Business Days after the Closing Date, Buyer shall file with each applicable Governmental Body all filings necessary to adopt the tariffs in effect for the Facilities and to reflect in the tariffs the change in ownership and operatorship of the Assets, all to be effective at the Effective Time.

     7.10 Notices under Articles IV, V and VII. If any of the representations or warranties of either Seller or Buyer hereunder are determined by the Party providing them to have been incorrect when made, or are determined by that Party to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Seller or Buyer contained in this Agreement have not been complied with timely, then that Party shall immediately notify the other Party to such effect, provided that such notice shall in no way limit the rights of either
Party (i) under Section 14.06 to terminate this Agreement or refuse to consummate the transactions contemplated hereby or (ii) to enforce any rights or remedies it may have hereunder.

     7.11 Pipeline Repairs. In lieu of any indemnification obligation set forth in Article X, Seller, at its sole cost, expense and risk, will make reasonable commercial efforts to make all pipeline repairs to the anhydrous ammonia pipelines purchased and sold hereunder pursuant to the Technical Repair Criteria set forth in Exhibit N as a result of a Smart Pig Inspection for the first four
(4) pipe segments of said line (Note: A total of four (4) metal loss Smart Pig Inspections have been completed as of August 1, 2002). Seller shall conduct any additional Smart Pig Inspection runs of such pipelines between date of this Agreement and the Closing, if any, in its ordinary course of business at its sole cost, expense and risk. If the fifth pipe segment Smart Pig Inspection run (whether conducted by Seller or Buyer and whether conducted prior to or after Closing) demonstrates that repairs are required pursuant to the Criteria set forth in Exhibit N, and if and to the extent such repairs are conducted prior to Closing, such repairs shall be conducted at Seller's sole cost, expense and risk. If any such repairs for the first four or the fifth Smart Pig Inspection run are conducted after Closing, they shall be conducted by Buyer at Buyer's sole risk and Seller shall reimburse Buyer for its reasonable costs and expenses therefor, but only to the extent such repairs are conducted pursuant to the Technical Repair Criteria, and subject to the cost and expense reimbursement limitations, set forth in Exhibit N. The cost of any Smart Pig Inspection runs after the fifth overall run and any repairs associated with any Smart Pig Inspections after the fifth run overall, regardless of when such repairs are conducted, shall be at Buyer's sole risk, cost and expense.

     7.12 Cooperation. Each of the Parties shall cooperate with the other and its representatives in the preparation of any documents or other material that may be required by any Governmental Body in connection with the Assets or the Business or the transactions contemplated hereby.

                      ARTICLE VIII: POST-CLOSING AGREEMENTS

     8.01 Final Recapitulation Settlement; Subsequent Audits and Settlements. With respect to final recapitulation and audits:

          (a) Within ninety (90) days after the Closing, Seller shall provide to Buyer, for Buyer's review and comment, a proposed final statement in the form of the Preliminary Settlement Statement (the "Final Recap Statement") to account for all adjustments to the Purchase Price known as of such date pursuant to Section 3.02 (the "Final Recap"). Buyer shall have the right, within thirty (30) days after receipt of the Final Recap Statement, to audit the Final Recap Statement. If Buyer disagrees with the Final Recap Statement, the Parties shall use their respective commercially reasonable efforts to reach agreement within thirty (30) days following Buyer's completion of its audit of the Final Recap Statement.

          (b) If the Parties are unable to resolve any disagreements, such disagreement shall, at the earliest practicable date, be referred, by either or both of the Parties, to a nationally recognized accounting firm mutually acceptable to the Parties (the "Accounting Firm"), along with all audit reports, work papers, schedules, and calculations related to the matter in dispute. Within twenty-five (25) days after such submission, the Accounting Firm shall issue a letter report determining the Final Recap, which shall be final and binding. Any fees and expenses incurred in resolving disputes shall be borne by the Party incurring such, except for the Accounting Firm, which shall be borne equally by Buyer and Seller.

          (c) Payment of any amounts owed under the Final Recap is due within ten (10) days after the date Seller and Buyer agree on the Final Recap Statement, or within ten (10) days after the determination of the Final Recap by the Accounting Firm, whichever is later.

     8.02 Recording. Buyer shall be solely responsible for promptly recording the assignments and any other instruments related to the conveyance of the Assets, and shall promptly furnish Seller with copies of all recordings and the recording information. All recording and filing fees shall be paid by Buyer.

     8.03 Records. Within thirty (30) days following Closing, Seller shall permit Buyer to take possession of the designated original set of the Records in Seller's possession except accounting records for transactions prior to Closing, wherever located. With regards to such retained accounting records, Seller shall make available to Buyer such records for inspection and copying during normal business hours. For a period of five (5) years following the Closing Date (or such longer period if requested by Seller due to a pending Proceeding or a Proceeding threatened in writing), Buyer shall use commercially reasonable efforts to retain and make such Records which it takes possession of available to Seller for inspection and copying during normal business hours, together with such additional Records of Buyer as may be reasonably requested by Seller in order to pursue any claims, obligations, and disputes relating to the Assets; provided, that, at any time, Buyer may provide notice to Seller pursuant to
Section 14.12 of Buyer's willingness to transfer to Seller possession of any Record, and if Seller does not accept such transfer within sixty (60) days of the receipt of such notice, then Buyer shall be relieved of its obligations under this sentence with respect to such Record. Prior to Seller disposing of Seller's accounting records for the Business, Seller shall provide notice to Buyer pursuant to Section 14.12 of Seller's willingness to transfer to Buyer possession of such accounting records, and if Buyer does not accept such transfer within sixty (60) days of the receipt of such notice, then Seller shall be relieved of its obligations to retain such accounting record.

     8.04 Use of Seller's Name. By no later than ninety (90) days after Closing, Buyer shall have removed or caused to have been removed the names and marks used by Seller or its operator and all variations and derivations thereof and logos relating thereto from the Assets (including all pipeline markers) and Buyer shall not thereafter make any use whatsoever of those names, marks and logos. If Buyer has not completed such removal within ninety (90) days after Closing, Seller shall have the right, but not the obligation, to complete such removal or cause such removal to be completed and Buyer shall reimburse Seller for any costs or expenses incurred by Seller in connection therewith and shall Indemnify the Seller Indemnitees from and against any and all Liabilities/Claims caused by or arising from Buyer's failure to do so.

     8.05 Non-Solicitation of Employees. Buyer covenants and agrees on its own behalf and on behalf of its successors, permitted assigns and on behalf of any other Person to whom Buyer may sell or otherwise convey all or any portion of the Assets, that it will not solicit to hire any of the Employees listed in
Schedule 4.01(o)(i)(A) for a period of two (2) years after the Closing Date. Seller covenants and agrees on its behalf and on behalf of its Affiliates, successors and permitted assigns that it will not solicit to hire any of the Hired Employees for a period of two (2) years after the Closing Date.

     8.06 Post-Closing Covenants. The other Post Closing Covenants are set forth in Exhibit P.

     8.07 Covenant Not to Sue. Except in connection with exercising its rights to indemnity under this Agreement, Buyer, on behalf of itself and its Affiliates, covenants and agrees that it will not sue or join, or request or demand in writing that any Governmental Body or any Person sue or join, Seller or the Seller Indemnitees in any Proceedings that arise under or due to an Unknown Environmental Condition.

     8.08 Further Assurances. Each Party shall, from time to time at the reasonable request of the other, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification, and termination, and take such other action as the Party making the request may reasonably require to effectuate the intentions of the Parties, including those required to sell, transfer, convey and assign to, and vest in Buyer, and to place Buyer in possession of the Assets, and to transfer, assign, or convey the Excluded Assets to Seller or any other property that was mistakenly conveyed to Buyer. Seller intends to convey the Assets at Closing; provided, however, if it is determined after Closing that: (i) any part of the Assets was not in fact conveyed to Buyer, and that the title to any part of the Assets is incorrectly in the name of Seller; (ii) any Excluded Asset is conveyed to Buyer and that the title to such Excluded Asset is incorrectly in the name of Buyer; or (iii) any other property that was mistakenly conveyed to Buyer as a part of the Assets and that title to such property is incorrectly in the name of Buyer, then each Party shall take all such action necessary to promptly and correctly convey any part of the Assets to Buyer, or any part of the Excluded Assets to Seller or any other property mistakenly conveyed to Buyer re-conveyed to Seller.

                               ARTICLE IX: CLOSING

     9.01 Time and Place. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Seller in Wichita, Kansas, beginning at 8:00 a.m., central time, on a mutually agreeable date within three (3) Business Days after all conditions to Closing specified under Sections 9.02 and 9.03 have been either met or waived. The Closing shall be effective as of 8:00 a.m. central time on the Closing Date, or such other date as the Parties may agree (the "Effective Time"). At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

          (a) Closing Deliveries.

               (i) Buyer shall deliver to Seller a certificate of an officer of Buyer as to the adoption of resolutions of its General Partner or other governing body authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated hereby;

               (ii) Seller shall deliver to Buyer certificates executed by an officer of each Seller as to the adoption of resolutions of its General Partner and Board of Directors or other governing bodies authorizing the execution, delivery and performance of this Agreement by Seller and the consummation of the actions contemplated hereby;

               (iii) Seller and Buyer shall execute, acknowledge and deliver to each other Assignment and Assumption Agreement(s) respectively assigning and assuming the Leasehold Interests, Property Rights, Permits, Contracts and Intellectual Property substantially in the form of Exhibit I;

               (iv) Seller shall execute, acknowledge and deliver to Buyer Bill(s) of Sale conveying the Facilities, Inventory and Records to Buyer substantially in the form of Exhibit J;

               (v) Seller shall deliver to Buyer an original title to each of the titled vehicle(s) listed in Exhibit A and other transfer documents required to re-register such titled vehicle(s) in Buyer's name;

               (vi) Seller and Buyer shall execute and deliver to each other a Transition Services Agreement in substantially the form of Exhibit K-1; the Services Agreement (Long Term) in substantially the form of Exhibit K-2; and the Agreement for Anhydrous Ammonia Storage and Throughput Service in substantially the form of Exhibit Q.

               (vii) Seller shall execute, acknowledge and deliver to Buyer Special Warranty Deeds for the Real Property substantially in the form of Exhibit L;

               (viii) Seller or its Affiliates shall execute, acknowledge and deliver to Buyer easements for access to the certain portions of the Real Property substantially in the form of Exhibit O covering the Real Property owned by Seller or its Affiliate upon which any of the Facilities are located;

               (ix)  Buyer  shall  execute  and  deliver  to  Seller a Sales Tax
          Exemption Certificate(s) (for Resale) for the anhydrous ammonia linefill in a form or forms acceptable to the states in which the linefill is located;

               (x) Seller and Buyer shall execute and deliver to each other and such other conveyance documents and instruments of transfer and assignment necessary to convey the Assets to Buyer in the manner contemplated by this Agreement; and

               (xi)  Seller  shall  deliver  to  Buyer a valid  and  enforceable release and termination agreement from Velocita Corp. and Sea Breeze Communications Company which fully releases and terminates (A) any and all rights of way previously granted to such entities that are related to or located on the same real property as the Property Rights, and
          (B) any and all rights previously granted to such entities related to the Property Rights, including any rights to develop the fiber optic rights of way located in the Property Rights or otherwise deal in any way with any fiber optic or similar cable or lines in, on, or in connection with, the Property Rights, and shall deliver such other related instruments and approvals as Buyer may require in connection therewith, such release and termination agreement, other instruments and other approvals to be in form and substance reasonably satisfactory to Buyer.

          (b) Payment. Buyer shall deliver to Seller, and Seller shall have received, the payment of the purchase price set forth in Article III, as adjusted, in immediately available same day funds by wire transfer for credit to Seller's account as designated by Seller in writing not less than three (3) Business Days prior to the anticipated Closing Date.

     9.02 Conditions to Buyer's Obligations. Each obligation of Buyer to be performed by or at the Closing, is, at the option of Buyer, subject to each of the conditions set forth below.

          (a) The representations and warranties made by Seller in this Agreement shall be true and accurate in all material respects on and as of the Closing with the same effect as though such representations and warranties have been given on and as of the Closing and Buyer shall have received a certificate, dated as of the Closing Date, signed by Seller to such effect. Seller shall also have performed or complied with, in all material respects, all of its obligations under this Agreement which are to be performed or complied with by it prior to or at Closing and Buyer shall have received a certificate, dated as of the Closing Date, signed by Seller to such effect.

          (b) There shall not be on the Closing (i) any Order by any Governmental Body, (ii) any written threat thereof by any Governmental Body, which is evidenced by a writing from the threatening agency or (iii) any Proceeding, which in all reasonable likelihood, might prohibit or render illegal, the consummation of the transaction contemplated herein or which seeks damages on account thereof.

          (c) All agreements, documents, and instruments contemplated under this Agreement to be executed and delivered by Seller or its Affiliates shall have been duly executed by Seller or its Affiliates and shall be ready for delivery concurrently with the consummation of the transactions contemplated by this Agreement.

          (d) All required consents, approvals and waivers from any Governmental Body, including those under the HSR Act, shall have been received, or if applicable, the waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

          (e) The Assignment and Assumption Agreement substantially in the form of Exhibit I shall have been executed and delivered by Seller and Buyer.

          (f) The Bill(s) of Sale substantially in the form of Exhibit J shall have been executed and delivered by Seller to Buyer.

          (g) Seller and Buyer shall execute and deliver to each other a Transition Services Agreement in substantially the form of Exhibit K-1; the Services Agreement (Long Term) in substantially the form of Exhibit K-2; and the Agreement for Anhydrous Ammonia Storage and Throughput Service in substantially the form of Exhibit Q.

          (h) The Special Warranty Deeds substantially in the form of Exhibit L shall have been executed and delivered by Seller to Buyer.

          (i) The Easements substantially in the form of Exhibit O shall have been executed and delivered by Seller to Buyer.

          (j) No material and adverse change shall have occurred in the Business, and no Casualty Loss to the Assets which would have a Material Adverse Effect (as defined in Section 7.01), whether or not covered by insurance, shall have occurred since the Reference Balance Sheet Date, and Seller shall have delivered to Buyer a certificate dated as of the Closing Date, executed by Seller representing to Buyer such facts.

          (k) Seller shall have delivered to Buyer an accurate list, dated as of the Closing Date, showing: (i) all agreements, contracts and commitments of the typed listed on Exhibit F entered into since the date of this Agreement (including amendments, if any, to the items listed on Exhibit F), and (ii) all other agreements, contracts and commitments relating to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Buyer shall have the right and opportunity to review and approve the New Contracts. All of the New Contracts that are approved by Buyer shall be included in the Assets (with no addition or subtraction to or from the Purchase Price) and the future obligations of Seller thereunder shall be assigned to and assumed by Buyer pursuant to Section 2.04. Any New Contracts not approved by Buyer in writing shall remain the sole obligation of Seller and shall not be assumed by Buyer, and Buyer shall have no obligation or liability with respect thereto.

          (k) No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained). True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Buyer and shall be reasonably satisfactory in form and substance to Buyer and its counsel.

          (l) Buyer shall have waived, or Seller shall have cured, any title defects with respect to any of the Real Property included in any title reports secured by Buyer, which in Buyer's reasonable judgment would adversely impair Buyer's ownership or the use of said Real Property as currently used by Seller.

          (m) The release and termination agreement and other instruments and other approvals referenced in Section 9.01(a)(xi) shall have been executed and delivered to Buyer.

     9.03 Conditions to Seller's Obligations. Each obligation of Seller to be performed on the Closing is, at the option of Seller, subject to each of the conditions set forth below:

          (a) The representations and warranties made by Buyer in this Agreement shall be true and accurate in all material respects on and as of the Closing with the same effect as though such representations and warranties had been given on and as of the Closing and Seller shall have received a certificate, dated as of the Closing Date, signed by Buyer to such effect. Buyer shall also have performed and complied with, in all material respects, all of its obligations under this Agreement which are to be performed or complied with by it prior to or at Closing. Seller shall have received a certificate, dated as of the Closing Date, signed by Buyer to such effect.

          (b) There shall not be on the Closing Date (i) any Order by any Governmental Body, (ii) any written threat thereof by any Governmental Body, which is evidenced by a writing received from the threatening agency or (iii) any Proceeding, which in all reasonable likelihood, might prohibit or render illegal, the consummation of the transaction contemplated herein or which seeks damages on account thereof.

          (c) All agreements, documents, and instruments contemplated under this Agreement to be executed and delivered by Buyer shall have been duly executed by Buyer and shall be ready for delivery concurrently with the consummation of the transactions contemplated by this Agreement.

          (d) All required consents, approvals and waivers from any Governmental Body, including those under the HSR Act, shall have been received, or if applicable, the waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

          (e) The Assignment and Assumption Agreement substantially in the form of Exhibit I shall have been executed and delivered by Buyer to Seller.

          (f) Seller and Buyer shall execute and deliver to each other a Transition Services Agreement in substantially the form of Exhibit K-1; the Services Agreement (Long Term) in substantially the form of Exhibit K-2; and the Agreement for Anhydrous Ammonia Storage and Throughput Service in substantially the form of Exhibit Q.

          (g) No Casualty Loss to the Assets which would have a Material Adverse Effect (as defined in Section 7.01), whether or not covered by insurance, shall have occurred since the Reference Balance Sheet Date.

          (h) The Sales Tax Exemption Certificate(s) (for Resale) for the anhydrous ammonia linefill in a form or forms acceptable to the states in which the linefill is locate shall have been executed and delivered by Buyer to Seller.

                       ARTICLE X: DISCLAIMERS; INDEMNITIES

     10.01 Disclaimers.

          (a) Except as specifically set forth in Sections 4.01, 6.01 or 6.02, Buyer acknowledges and agrees that the Seller Indemnitees have not made, do not make, and expressly disclaim any warranties, representations, covenants, or guarantees, either express or implied, whether arising by operation of law or otherwise, as to the merchantability, habitability, quantity, quality, environmental condition, or physical condition of the Assets, their suitability or fitness for any particular purpose or use or that Buyer may increase or maintain the current or existing pipeline tariffs. Buyer affirms that it: (i) has had the opportunity prior to execution of this Agreement to investigate and inspect the Assets, including an environmental review, and (ii) has made its own determination as to the: (A) merchantability, habitability, quantity, quality and physical condition of the Assets, and (B) the Assets' suitability or fitness for any particular purpose or use.

          (b) Except as otherwise set forth herein, including the indemnity obligations hereunder, Buyer hereby agrees to accept the Assets upon Closing in their present environmental condition and physical condition on an "as is", "where is", and "with all faults and defects" basis, including environmental, regardless of how caused or created (including by Seller's Negligence/Fault, actions, omissions, or fault, pursuant to any statutory scheme, due to strict liability, or otherwise), and acknowledges that Seller shall not be under any obligation whatsoever pursuant to this Agreement to undertake any improvement, repair, modification, alteration, Remediation, or other work of any kind with respect to any of the Assets except as set forth in Section 7.01.

          (c) (i) Except with respect to those matters for which Seller is Indemnifying Buyer as provided under Section 10.03, the Seller Indemnitees are hereby expressly released by Buyer from any and all responsibilities, obligations, and Liabilities/Claims, known and unknown, whether based upon Negligence/Fault or otherwise, arising under Environmental Laws or any other Legal Requirement, including any obligations to take the Assets back or reduce the Purchase Price and any actions for contribution, indemnity, or to improve, repair, or otherwise modify the physical condition of the Assets, that Buyer or its successors or assigns may presently or in the future have against any of the Seller Indemnitees, based, in whole or in part, upon the presence of Hazardous Materials or other Environmental Condition on, at, under, or emanating from the Assets or arising from the environmental condition or physical condition of the Assets, regardless of how caused or created (by Seller's Negligence/Fault, actions or omissions pursuant to any statutory scheme or strict liability, or otherwise). Buyer further acknowledges that the provisions of this Section have been fully explained to Buyer and that it fully understands and accepts the same as a condition to proceeding with this transaction. Buyer acknowledges that none of the Seller Indemnitees have made any statements or representations contrary to the provisions of this section. Buyer specifically acknowledges that
          Seller is not assuming any Liabilities/Claims or Environmental liabilities of the Buyer Indemnitees.

               (ii) Except with respect to those matters for which Buyer is Indemnifying the Seller Indemnitees as provided under Section 10.02, the Buyer Indemnitees are hereby expressly released by Seller from any and all responsibilities, obligations, and Liabilities/Claims, known and unknown, whether based on Negligence/Fault or otherwise, arising under Environmental Laws or any other Legal Requirement, including any obligations to increase the Purchase Price and any actions for contribution, indemnity, or to improve, repair, or otherwise modify the physical condition of the Assets, that Seller or its successors or assigns may presently or in the future have against any of the Buyer Indemnities, based, in whole or in part, upon the presence of Hazardous Materials or other Environmental Condition on, at or under, or emanating from the Assets or arising from the environmental condition or physical condition of the Assets, regardless of how caused or created (by Buyer's Negligence/Fault, actions or omissions pursuant to any statutory scheme or strict liability, or otherwise). Seller further acknowledges that the provisions of this Section have been fully explained to Seller and that it fully understands and accepts the same as a condition to proceeding with this transaction. Seller acknowledges that none of the Buyer Indemnitees have made any statements or representations contrary to the provisions of this section. Seller specifically acknowledges that Buyer is not assuming any Liabilities/Claims or Environmental liabilities of the Seller Indemnitees.

               (iii) This Section 10.01(c) is not intended, and should not be construed, to: (A) cause Buyer or its successors or assigns to become responsible for any Liabilities/Claims or Environmental Liabilities of Seller except as provided in Section 10.02; (B) cause Seller or its successors or assigns to become responsible for any Liabilities/Claims or Environmental Liabilities of Buyer except as provided in Section 10.03; or (C) alter or modify in any manner the indemnity obligations of the parties under this Agreement.

          (d) Except as specifically set forth in Sections 4.01 or 6.01, none of the Seller Indemnitees make any warranty or representation, express, implied, statutory or otherwise, as to the accuracy or completeness of any title opinion, data, reports, records, projections, information, or materials now, heretofore, or hereafter furnished or made available to Buyer in connection with the Assets, including any description of the Assets, the pricing assumptions, the environmental condition or physical condition of the Assets, any other matters contained in the data, or any other materials furnished or made available to Buyer by Seller or by any Seller Indemnitee.

          (e) By virtue of the purchase of the Assets from Seller, Buyer acknowledges that Seller hereby expressly excludes, and does not assign, transfer, or convey to Buyer any rights or benefits of or to any insurance policies of Seller or Seller's Affiliates which might relate to, cover, or insure Seller for loss of or liability arising from the use, ownership, or operation of the Assets, regardless of whether such assignment, right, or benefit arises by statute, agreement, or operation of law, including but not limited to defense and indemnity benefits attributable to or arising from or under such policies.

     10.02 Buyer's Indemnity. After the Effective Time, and to the fullest extent permitted by law, but subject to the other provisions of this Article X, Buyer shall Indemnify the Seller Indemnitees from and against any and all Liabilities/Claims arising from or relating to:

          (a) any breach of the representations and warranties or covenants made by Buyer in this Agreement;

          (b) Buyer's, its contractors' and/or agents' inspection of the Assets, regardless of whether such Liabilities/Claims are caused by or arise from the Seller Indemnitees' or third Persons' negligence, actions, omissions or fault, or otherwise;

          (c) the possession, ownership, condition, use, or operation of the Assets by Buyer, or its successors or assigns after the Effective Time, or the assumption of responsibilities hereunder by Buyer concerning the Assets (except that Buyer shall have no duty to Indemnify the Seller Indemnitees under this Section 10.02(c) with respect to any Environmental Condition or environmental related Liabilities/Claims, which is covered exclusively under Sections 10.02(d) and 10.02(e)), provided such Liabilities/Claims are not caused by and do not arise from Seller Indemnitees' negligence, actions, omissions or fault, except that this Indemnity shall apply to the extent Liabilities/Claims arise from or relate to the design, physical condition, or maintenance-status of the Assets as of the Effective Time, regardless of whether the design, physical condition, or maintenance-status of the Assets is caused by, or arises from, Seller Indemnitees' or third Persons' pre-Closing negligence, actions, omissions or fault; provided, further that the indemnity set forth in this Section 10.02(c) shall not apply to the extent Seller has an indemnity obligation to Buyer pursuant to
     Section 10.03;

          (d) any Environmental Condition or environmental related Liability/Claim arising from the operation by Buyer, design, physical condition, or maintenance-status of the Assets after the Effective Time while owned or operated by Buyer, its successors or assigns; provided, that, such Environmental Condition does not result from and is not attributable to the Seller Indemnitees negligence, actions, omissions or fault or a third Person's negligent actions or omissions or fault prior to the Effective Time, except that this Indemnity shall apply to the extent Liabilities/Claims arise from or relate to the design, physical condition, or maintenance-status of the Assets as of the Effective time, regardless of whether the design, physical condition, or maintenance-status of the Assets is caused by, or arises from, Seller Indemnitees' or third Persons' pre-Closing negligence, actions, omissions or fault; provided, further that the indemnity set forth in this Section 10.02(d) shall not apply to the extent Seller has an indemnity obligation to Buyer pursuant to Section 10.03; and

          (e) any Liabilities/Claims and Environmental Liabilities arising as a result of an Unknown Environmental Condition, which Unknown Environmental Condition is discovered or reported to Seller more than two (2) years after the Closing Date, except for Liabilities/Claims and Environmental Liabilities arising out or relating to personal injury or death to persons or fines and penalties, for which Buyer shall not owe any indemnity under this Section 10.02(e).

     10.03 Seller's Indemnity. After the Effective Time, and to the fullest extent permitted by law, but subject to the other provisions of this Article X, Seller shall Indemnify the Buyer Indemnitees from and against any and all Liabilities/Claims arising from or relating to:

          (a) any breach of the representations and warranties or covenants made by Seller in this Agreement; provided, that, for purposes of the indemnity set forth in this Section 10.03(a), the representations and warranties of Seller set forth in this Agreement shall be deemed to have been made by Seller without any qualifications regarding materiality and reference therein to "material" or "materiality" or similar words shall be deemed deleted, it being the agreement of the Parties that with respect to the indemnity set forth in this Section 10.03(a), Seller's only relief with respect to materiality shall be the Threshold Amount set forth in Section 10.04;

          (b) the possession, ownership, use, or operation of the Assets by Seller prior to the Effective Time (except that Seller shall have no duty to Indemnify under this Section 10.03(b) with respect to any Environmental Condition or environmental related Liabilities/Claims, which is covered exclusively by the provisions of Sections 10.03(c), 10.03(d) and 10.03(e)), except for Liabilities/Claims arising post-Closing to the extent they arise from or relate to the design, physical condition, or maintenance-status of the Assets as of the Effective Time, which are specifically and exclusively covered by Buyer's indemnity set forth in Sections 10.02(c) and 10.02(d);

          (c) any Known Environmental Condition;

          (d) any Unknown Environmental Condition and Environmental Liability arising from an event, condition, incident, action or omissions existing or occurring prior to the Effective Time relating to the Assets or the Business, except for Environmental Liabilities arising post-Closing to the extent they arise from or relate to the design, physical condition, or maintenance-status of the Assets as of the Effective Time, which are specifically and exclusively covered by Buyer's indemnity set forth in Sections 10.02(c) and 10.02(d);

          (e) Seller's disposal, treatment, transportation for disposal or treatment or the storage in anticipation of the disposal or treatment, of Hazardous Material prior to the Effective Time;

          (f) any Proceedings pending before any Governmental Body as to which it has been served process or which Seller has received written notice; and

          (g) any substantial non-compliance with Legal Requirements associated with Seller's ownership or operation of the Assets or the Business prior to the Effective Time (but excluding those matters relating to Environmental Condition or environmental related Liabilities/Claims to the extent they are covered by the indemnity set forth in Sections 10.02(d), 10.02(e), 10.03(c), 10.03(d) and 10.03(e)).

     10.04  Threshold  and  Monetary  Cap.  Notwithstanding  the  provisions  of
Sections 10.02 and 10.03, with respect to Liabilities/Claims arising under Sections 10.03(a), 10.03(b), 10.03(d), 10.03(e), and 10.03(f), Seller shall have no liability, and Buyer shall assume all liability, and shall Indemnify the Seller Indemnitees from and against all Liabilities/Claims with respect to the first One Hundred Thousand Dollars ($100,000.00) (the "Threshold Amount");, it being understood that all such Liabilities/Claims shall accumulate until such time or times as the aggregate of such Liabilities/Claims, exceed the Threshold Amount, whereupon Seller shall Indemnify the Buyer Indemnitees from and against all such Liabilities/Claims in excess of the Threshold Amount, up to a maximum of Fourteen Million Dollars ($14,000,000.00)(the amount above $100,000.00 up to a total liability of $14,000,000.00, for a total liability by Seller of $13,900,000.00) (the "Monetary Cap"). Notwithstanding anything contained herein (except for the next sentence), with respect to any such Liabilities/Claims in excess of the Monetary Cap, Seller shall, without limitation, have no liability to any Buyer Indemnitee, direct or indirect for any Liabilities/Claims. Notwithstanding the other provisions of this Section 10.04, with respect to: (i) Seller's warranties of title set forth in Sections 4.01(q), 6.01 and 6.02, the monetary cap shall equal the Purchase Price; and (ii) Seller's Indemnity under
Section 10.03(c) and action arising from actual fraud or willful misconduct, the Threshold and Monetary Cap shall not be applicable.

     10.05 Survival. Except as limited by this Section 10.05, all of the respective indemnifications, representations, warranties, covenants, agreements and other obligations of the Parties, including the indemnification obligations hereunder, shall survive Closing and shall not be deemed merged into any conveyance documents. For the avoidance of doubt, all such obligations shall survive the Closing regardless of any investigation at any time made by or on behalf of Buyer.

          (a) Representations and Warranties. Except as otherwise stated herein, the respective representations and warranties of the Parties set forth in this Agreement shall terminate two (2) years after the Closing Date except for claims made in writing with respect to a particular matter or matters prior thereto, and provided that any acknowledgments, waivers or representations given herein may be asserted as a defense by any Party hereunder at any time in connection with defending a claim or claims asserted by the other Party, or its successors or permitted assigns, with regard to any of the transactions contemplated by this Agreement. Seller's representations and warranties of title set forth in Sections 4.01(q), 6.01 and 6.02 shall survive the Closing indefinitely, notwithstanding any otherwise applicable statute of limitation.

          (b) Indemnities. Except as otherwise stated herein, the respective indemnity obligations of the Parties set forth in this Agreement shall terminate two (2) years after the Closing Date except for claims made in writing with respect to a particular matter or matters prior thereto; provided, however, the following indemnity obligations shall survive the Closing indefinitely, notwithstanding any otherwise applicable statute of limitation:

               (i) Buyer's indemnity obligations set forth in Section 10.02(e);

               (ii) Buyer's indemnity obligations set forth in Section 10.02(c) and Section 10.02(d) solely with respect to the design, physical condition or maintenance-status of the Assets as of the Effective Time;

               (iii)  Seller's  indemnity   obligations  set  forth  in  Section
          10.03(c);

               (iv) Seller's indemnity obligations set forth in Section 10.03(a) solely with respect to Seller's representations and warranties of title set forth in Section 4.01(q) and Section 6.01; and

               (v) the Parties' post-Closing covenants.

          (c) Covenants. The covenants and obligations of the Parties contained in this Agreement, to the extent required in order for a Party or Parties to receive the intended benefits of any such provision, shall extend beyond any applicable statutory limitation period, and shall not terminate by reason of such statutory limitation period otherwise imposed by law.

     10.06 Sole and Exclusive Remedy. Other than claims for actual fraud, and except for any right of specific performance of this Agreement that a Party may have under law or equity, the right of each Party to seek indemnification (subject to the limitations provided for in this Article X) from the other Party shall be the sole and exclusive remedy of each Party against the other under this Agreement, and subject to the foregoing, it is expressly understood and agreed that, except by virtue of the indemnification provisions set forth herein, neither Party is entitled to any non-contractual indemnity, contribution, adjustment, reduction, set-off, damages or the like in connection with the transaction contemplated hereby, but may be entitled to any appropriate equitable relief.

     10.07 Limitations. Notwithstanding anything to the contrary contained in this Agreement, neither Party:

          (a) shall be liable to the other Party for any damages related to or arising in connection with this Agreement or the transactions contemplated hereby other than actual or compensatory damages; it being agreed that no Party shall be liable to the other for indirect, incidental, consequential, exemplary, punitive damages or diminution in value of the Assets or the Business hereunder, including any lost earnings or profits or losses due to business interruption; or

          (b) shall be entitled to recover more than once for any one Liability/Claim for which full indemnification is provided hereunder, such as in the case of Liabilities/Claims flowing from the breach of more than one representation, warranty, covenant, or agreement hereunder.

     10.08 Indemnification Procedures. If any Proceedings are instituted or any claim or demand is asserted by any Person in respect of which indemnification may be sought by any Party or Parties from any other Party or Parties under the provisions of this Agreement, the Party or Parties seeking indemnification (collectively, the "Indemnitee") shall cause Notice of the assertion of any claim of which it has knowledge that is covered by the indemnity to be forwarded promptly to the Party or Parties from which indemnification is sought (collectively, the "Indemnitor"); provided, that failure or delay in providing Notice shall not relieve the Indemnitor of liability except to the extent prejudiced by such failure or delay. The Indemnitor shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to participate in, or, if the Indemnitor acknowledges in writing to the Indemnitee the Indemnitor's obligations to Indemnify the Indemnitee with respect to a Liability/Claim, to take exclusive control of, the defense, negotiation, and/or settlement of any Proceeding or demand which relates to any amounts indemnifiable or potentially indemnifiable under this Agreement; provided, however, that the Indemnitee may participate in any such Proceeding with counsel of its choice and at its own expense, shall have a right to Notice of any settlement, and the Indemnitor shall not execute or otherwise agree to any settlement or consent decree which provides for other than monetary payment without the Indemnitee's prior written consent, which consent will not unreasonably be withheld, conditioned or delayed. If the Indemnitor elects not to defend or settle such Proceeding or demand and the Indemnitee defends, settles, or otherwise deals with any such Proceeding or demand, which settlement may be without the consent of the Indemnitor, the Indemnitee will act reasonably and in accordance with its good faith business judgment. The Parties hereto agree to reasonably cooperate fully with each other in connection with the defense, negotiation, or settlement of any such Proceeding or demand. After final judgment or award shall have been rendered by a Government Body and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnitee and the Indemnitor shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor, the Indemnitee shall forward to the Indemnitor Notice of any sums due and owing by the Indemnitor with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnitee by check within thirty (30) days after the date of such Notice. If a claim is made by a third Person against an Indemnitee, the Indemnitee will, at its own expense, use its commercially reasonable efforts to make available to the Indemnitor those employees whose assistance, testimony, or presence is necessary to assist the Indemnitor in evaluating and in defending such claims; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the Indemnitee.

                    ARTICLE XI: INSPECTION AND RECORDS; TITLE

     11.01 Inspection. Prior to Closing, at any reasonable time and from time to time, Seller shall permit the representatives of Buyer to inspect the Assets and observe the operating and maintenance personnel therein employed, to further
observe  any  and  all  activities   related  to  the  maintenance,   operation,
contracting, and administration thereof. All information furnished to Buyer pursuant to this provision will be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement. All inspections shall be conducted in compliance with all of Seller's safety procedures, rules and regulations in effect at the Assets from time to time, which shall include, without limitation, site safety training and access restriction procedures as are normally required by Seller of third Person invitees.


     11.02 Title Inspection. Prior to Closing, Buyer may complete a review of title to the Real Property and the Property Rights.

          (a) Title Inspection of Real Property. Seller shall have no obligation to cure any Title Defects to any of the Real Property, but, as set forth in
     Section 9.02(l), if any title report prepared by or for Buyer shows any title defects with respect to any of the Real Property which in Buyer's reasonable judgment would adversely impair Buyer's ownership or the use of said Real Property as currently used by Seller, Seller's curing of such Title Defects shall be a condition to Buyer's obligation to Close hereunder and if not waived by Buyer or cured by Seller, Buyer shall have the right to terminate this Agreement pursuant to the provisions of Section 14.06.

          (b) Title Inspection of Property Rights, Leasehold Interests and Permits. Seller shall notify Buyer prior to Closing of any gaps or Title Defects within Seller's Knowledge with respect to the Property Rights, Leasehold Interests and Permits. Upon Buyer's completion of its review of the Property Rights, Leasehold Interests and Permits, the Parties will agree upon the known gaps and Title Defects in the Property Rights, Leasehold Interests and Permits. The Parties agree that there will be a downward adjustment to the Purchase Price of Eighty dollars ($80.00) per rod for gaps or for which there are Title Defects in the Property Rights, Leasehold Interests and Permits, which the Parties agree is a reasonable approximation of the cost to cure such gaps and Title Defects and which shall be reflected in the adjustment to the Purchase Price pursuant to
     Section 3.02(b)(iv). If Buyer and Seller do not agree on the number of rods for which there are gaps or Title Defects in the Property Rights, Leasehold Interests and Permits (which results in a Purchase Price reduction), either Buyer or Seller may terminate this Agreement pursuant to Section 14.06. Buyer may raise for consideration any such gaps or Title Defects it discovers prior to Closing. Subject to Seller's disclosure to Buyer of all gaps and Title Defects within Seller's Knowledge and to agreement upon the number of rods for which there are gaps and Title Defects in the Property Rights, Leasehold Interests and Permits, the mutually agreed upon reduction in the Purchase Price (which shall be equal to $80.00/rod times the number of rods for which there is a gap or Title Defect) shall be Buyer's sole and exclusive remedy with respect to any such gaps and Title Defects, whether Known by Seller or unknown as of Closing.

                               ARTICLE XII: TAXES

     12.01 Tax Proceedings. If Buyer or any of its Affiliates receives notice of any examination, adjustment, or other Proceeding relating to the liability for Taxes of or with respect to Seller for any period prior to the Effective Time, Buyer shall provide Notice to Seller within seven (7) Business Days of receiving notice thereof (or such lesser time if such notice given to Buyer requires action in less than seven (7) Business Days). As to any such Taxes for which Seller is or may be liable, Seller shall, at Seller's expense, control or settle the contest of such examination, adjustment, or other Proceeding, and shall defend (upon Buyer's request), indemnify and hold the Buyer Indemnitees harmless from and against all losses in connection therewith. The Parties shall cooperate with each other and with their respective Affiliates in the negotiations and settlement of any Proceeding described in this Section 12.01 and in Section 12.02.

     12.02 Sales Taxes. The Purchase Price provided for hereunder excludes any sales Tax or other Taxes required to be paid in connection with the sale of the Assets and the Parties agree that this transaction is an isolated or occasional sale and that sales Tax is not due; however if any sales tax is eventually levied upon this transaction, as set forth in Section 3.01(b), Buyer shall be responsible for all applicable sales and use Taxes, gross receipts, conveyance, transfer, and recording fees, motor vehicle transfer and excise Taxes and registration fees, and real estate transfer Taxes and documentary stamp Taxes, if any, that may be imposed on any transfer pursuant to this Agreement, except that Buyer shall not be responsible for (i) any Taxes based upon income, or (ii) any sales, transfer or similar Tax which may be payable with respect to the anhydrous ammonia owned by Seller as Net Inventory, for which Seller shall pay any applicable sales, transfer or similar Tax. Except for any applicable sales, transfer or similar Tax on the Net Inventory, Buyer shall Indemnify the Seller Indemnitees from and against any and all sales, use, gross receipts and similar Taxes and related penalties and interest imposed on Seller based on the sale of the Assets (but not Taxes based on income). To the extent the sale of the Assets is a sale of tangible personal property, Buyer and Seller shall cooperate to obtain any applicable exemption certificates or other documentation necessary to obtain available Tax exempt status for the sale of the Assets.

     12.03 Other Taxes. Buyer shall defend (upon Seller's request), indemnify and hold the Seller Indemnitees harmless from, and shall be responsible for, paying or withholding or causing to be paid or withheld all Taxes of Buyer which accrue after the Effective Time and for filing all statements, returns, and documents incident thereto.

                         ARTICLE XIII: EMPLOYEE MATTERS

     13.01 Employees.

          (a) Seller shall take all action necessary to assure that Buyer may interview and offer employment to any or all of the employees listed on
     Schedule 13.01 ("Employees"), which offers of employment will be conditioned upon Closing and upon the termination of such employees' employment with Seller or its Affiliates at the Effective Time and shall be effective as of the Effective Time. Buyer shall provide Seller with a list of all of those Employees it wishes to interview or make offers of employment to without interviews and shall coordinate interviews with a Seller designated representative. Buyer shall provide Seller a list of those Employees to whom offers of employment have been made, which list shall include the nature and title of the position, salary, and location of employment. Buyer shall also provide Seller with a list of those Employees accepting Buyer's employment offer on or before seven (7) days prior to the anticipated Closing Date. Such offers of employment shall be on the same basis, and Buyer shall treat the Hired Employees on substantially the same basis, as other similarly situated employees of Buyer.

          (b) The Hired Employees will become Buyer's Employees at the Effective Time. At that time, Buyer will become responsible for wages, salaries, benefits, other compensation, severance pay, and severance benefits to the extent required under federal, state, or local law, or notices required under such laws with respect to the Hired Employees arising with respect to employment with Buyer and which relate to any period after the Effective Time. Buyer shall Indemnify the Seller Indemnitees from and against any Liabilities/Claims by any Hired Employees for their wages, salaries, bonuses, severance pay, and severance benefits provided under federal, state, or local law, notices required under such laws, and compensation or benefits of any kind which accrue under Buyer's employee benefit plans as a result of and related to any of the Hired Employees' employment with Buyer after the Effective Time.

          (c) Seller shall retain responsibility for, and shall Indemnify the Buyer Indemnitees from and against all liabilities or obligations for the following matters which accrue for the periods prior and up to the Effective Time as a result of the Employees' employment with Seller:

               (i) wages, salaries, commissions and bonuses;

               (ii) all accrued and outstanding employee benefits and severance pay and severance benefits to the extent required under federal, state, or local law, or notices required under such laws with respect to Employees of Seller who are terminated prior to the Effective Time;

               (iii) vacation pay with respect to the Hired Employees; and

               (iv) any other employee-related matters or liabilities with respect to its employees during the periods in which they are employed by Seller.

     13.02 Employee Benefit Plans.

          (a) At the Effective Time, Seller or its Affiliates shall cause the termination of the participation of the Hired Employees in all of the Plans, except that the Hired Employees' participation in Seller's or its Affiliates' medical and dental plans shall continue through the last day of the month in which the Effective Time occurs. On the last day of the month in which the Effective Time occurs, the Hired Employees' participation in Seller's or its Affiliates' medical and dental plans shall terminate. Seller shall determine whether the "same desk" rule applies to the Seller's or its Affiliates' Tax qualified savings plan. If such rule does not apply, Seller shall make distribution to the Hired Employees in accordance with the terms of Seller's or its Affiliates' plan.

          (b) All of the Hired Employees will be permitted to enroll in all of Buyer's "employee welfare benefit plans," as that term is defined in
     Section 3(1) of ERISA, upon the termination of such benefits under Seller's or its Affiliates' Plans and any other employee programs of Buyer in accordance with the terms and conditions of Buyer's plans and programs in effect from time to time for its similarly situated employees generally.

          (c) Subject to the satisfaction of the conditions described below in this Section 13.02(c), at the Effective Time Buyer shall waive or cause the waiver of waiting periods, pre-existing condition exclusions, deductibles (for the remainder of 2002), and other limitations on participation otherwise applicable to any Hired Employee and qualified dependents (who were covered by an employee welfare benefit plan of Seller or its Affiliates and immediately elects to be covered by an employee welfare benefit plan of Buyer) under or with respect to all employee welfare benefit plans maintained by Buyer. The conditions for the waivers described above are:

               (i) Buyer will waive waiting periods to the extent service with Seller would otherwise satisfy the waiting period and the Hired Employee is actively at work. For Long Term Disability Insurance, the waiver is contingent upon receiving a waiver from Buyer's insurance carrier;

               (ii) Buyer will waive pre-existing condition exclusions to the extent a Certificate of Creditable Coverage is presented by and for the Hired Employee and all dependents showing coverage for the eighteen (18) months immediately prior to coverage under Buyer's plan; and

               (iii) Buyer will offset (waive or partially waive) deductibles to the extent the Hired Employee or dependent shows reasonable evidence of satisfaction of the applicable deductible with Seller during the same calendar year.

          (d) Seller shall retain responsibility for any medical, dental, life, vision, AD&D, cafeteria, short-term disability, and long-term disability claims by any Hired Employee which were incurred on or prior to the Effective Time and for workers' compensation claims related to injuries arising from the employment of the Hired Employees for periods prior to and through the Effective Time, in each case to the extent covered by the respective employee benefit plan and/or insurance plan or policy of Seller or its Affiliates, and any claims regarding the Seller's 401(k) Plan which arise out of the administration or operation of such Plan prior to the Effective Time. Seller shall be responsible, and bear all costs, for the administration and termination of such benefits and Seller represents and warrants that Buyer shall have no liability with respect thereto. Buyer states that it does not assume, and shall have no liability with respect to, any medical, dental, life, vision, AD&D, cafeteria, short-term disability or long-term disability claims by any Hired Employee which were incurred on or prior to the Effective Time or for workers' compensation claims related to injuries arising from the employment of the Hired Employees for periods prior to and through the Effective Time, in each case whether or not covered by the respective employee benefit plan and/or insurance plan or policy of Seller or its Affiliates, or any claims regarding the Seller's 401(k) Plan which arise out of the administration or operation of such plan prior to the Effective Time.

          (e) For purposes of this Section, a claim for reimbursement under a medical, hospital or dental, prescription drug, or similar plan shall be deemed to be incurred on the date that the claim occurs. A claim occurs on the date service is provided and there shall be no continuation of a claim from one day to the next. In the event of a hospitalization commencing prior to the last day of the month in which the Effective Time occurs, any existing coverage shall cease on the last day of the month in which the Effective Time occurs unless the participant elects COBRA continuation coverage.

          (f) With respect to the Hired Employees, prior employment with Seller or an Affiliate thereof shall be recognized by Buyer, for the purpose of determining service awards, severance, vacation eligibility, and for eligibility, vesting, and participation under Buyer's employee benefit plans, but not with respect to calculating pension benefit payments. All Hired Employees shall be subject to Buyer's vacation policies, provided all such Hired Employees shall be given full credit for pre-Closing years of service recognized by Seller and its Affiliates for vacation purposes under Buyer's policy. Seller shall be responsible for payment to Hired Employees for any accrued and earned but not used vacation. The Hired Employees will be permitted by Buyer to take the vacation time paid by Seller as time off without pay after the Closing Date until they reach their anniversary year at which time they will be given vacation recognizing prior years of service with Seller on Buyer's vacation schedule.

          (g) Seller shall not include a reserve for accrued bonuses through the Effective Time. Seller shall pay such amounts, if any, directly to the Hired Employees.

     13.03 No Third Party Employee Beneficiary. The Parties expressly acknowledge that this Agreement is not intended to create a contract between either Buyer or Seller, on the one hand, and any Hired Employee, on the other hand, and no Hired Employee may rely on this Agreement as the basis for any breach of contract claim against Buyer or Seller. Seller shall not, in any manner, be responsible or liable for administration or the payment of any benefit due under any plans maintained by Buyer after the Closing.

     13.04 Federal Worker Adjustment and Retraining Notification Act. Seller shall have caused the termination of the employment of the Hired Employees as of the Effective Time and shall have provided such notice of termination if and as required by the Worker Adjustment Retraining and Notification Act, as amended, and shall have complied with any comparable state or local statutes or regulations.

                      ARTICLE XIV: MISCELLANEOUS PROVISIONS

     14.01 Commission. Each of the Parties represents and warrants that there are no claims for brokerage commission or finders' fees in connection with the transaction contemplated by this Agreement arising as a result of any actions taken or agreements by such Party, and Seller and Buyer will respectively pay or discharge, and will Indemnify the other Party against, brokerage commissions or finders' fees incurred by reason of any action taken by such Indemnitor.

     14.02 Assignment. The terms, provisions and conditions of this Agreement shall extend to, be binding upon and inure to the benefit of the Parties, their respective successors and permitted assigns. No Party will make an assignment of its rights and/or obligations under this Agreement without the prior written consent of the other, which such consent may be withheld for any reason. Any assignment or attempted assignment in violation of this Section shall be void. Notwithstanding the foregoing, either Party may assign this Agreement, and its rights and obligations hereunder, to any of its respective Affiliates upon providing Notice to the other Party without first obtaining the written consent of the other Party; provided that the assigning Party shall remain liable for its obligations hereunder notwithstanding such assignment.

     14.03 Entire Agreement; Amendments. This Agreement and the exhibits and schedules attached hereto and incorporated by reference herein contain the entire understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings relating to the transactions contemplated herein other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the Parties. Any condition to a Party's obligations hereunder may be waived in writing by such Party. No waiver by any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     14.04 Severability. Each portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     14.05 Actions. Seller and Buyer, singularly and plurally, warrant and agree that each shall use its commercially reasonable efforts to take or cause to be taken all such action as may be necessary to consummate and make effective the transaction as set forth in this Agreement and to assure that it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transaction.

     14.06 Termination.

          (a)  This  Agreement  may be  terminated  at any  time on or  prior to
     Closing:

               (i) by mutual written consent of Seller and Buyer;

               (ii) by Seller if the conditions set forth in Section 9.03 have not been satisfied in all material respects by Buyer or not waived by Seller in writing by December 31, 2002 (the "Drop Dead Date");

               (iii) by Buyer if the conditions set forth in Section 9.02 have not been satisfied in all material respects by Seller or not waived by Buyer in writing by the Drop Dead Date;

               (iv) by  Buyer  or  Seller  pursuant  to and in  accordance  with
          Section 7.01 or Section 11.02(b); or

               (v)  by  Buyer  pursuant  to  and  in  accordance   with  Section
          7.02(b)(iv) or Section 11.02(a).

          (b) If the Closing does not occur as a result of either Seller or Buyer exercising its right to terminate pursuant to this Section 14.06, this Agreement shall be null and void, and no Party shall have any rights or obligations under this Agreement, except that:

               (i) A termination  shall not relieve any Party from any liability for breach hereof occurring prior to termination, and the non-breaching Party shall be entitled to any and all relief under applicable law or in equity on account of such breach; and

               (ii) Buyer's obligations under the Confidentiality Agreement shall survive any such termination.

     14.07 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.08 Governing Law. This Agreement shall be governed by, enforced in accordance with, and interpreted under, the laws of the State of Kansas, without regard to its conflicts of law principles.

     14.09 Time of Essence. With regards to dates and time periods set forth or referred to in this Agreement, time is of the essence.

     14.10 Nondisclosure of Confidential Information.

          (a) Seller recognizes and acknowledges that it has knowledge of certain confidential information regarding the Assets and the Business which will be included in the Assets conveyed to Buyer at Closing hereunder. Seller agrees that it will not disclose, and will use reasonable commercial efforts to prevent disclosure to any other Person of such confidential information except to authorized representatives of Buyer. Seller recognizes and agrees that violation of this provision may cause irreparable damage or injury to Buyer, the exact amount of which may be impossible to ascertain, and that Buyer may be entitled to an injunction, without the necessity of posting a bond therefor, restraining any further violation of this provision. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Buyer may have vis-a-vis Seller.

          (b) The Parties acknowledge and agree that the terms and conditions of this Agreement, including any Exhibits and Schedules referenced herein, are confidential and proprietary to each of the Parties and that they will use reasonable commercial efforts to prevent disclosure of the contents hereof to any Person, except as by an authorized representative of the other Party (including that Party's attorneys, accountants, auditors and lenders who are bound to a duty of confidentiality to that Party), and except as required, and then only to the extent required, to be disclosed pursuant to a Legal Requirement, and then the Party disclosing it shall make reasonable commercial efforts to obtain reliable assurance from the Person to whom it is disclosed that confidential treatment will be accorded thereto. In such instance the other Party shall be provided sufficient prior Notice of the requirement to disclose such that the other Party may seek, at its expense, a protective order or other appropriate remedy with respect thereto.

     14.11 Assignment of Contracts and Property Rights. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign or transfer: (i) any Contract, Leasehold Interest, Permit or Property Right which as a matter of law or by its terms, is non-assignable without the consent of the other parties thereto unless such consent has been given, or (ii) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Buyer incident to the assignment or transfer to Buyer to be made under this Agreement. However, in order to assist Buyer in preserving and realizing the full value of such Contracts, Leasehold Interests, Permits, Property Rights and claims, Seller, at the request of Buyer, shall exercise reasonable efforts to assist Buyer in capturing the commercial benefit of such non-assignable Contracts, Leasehold Interests, Permits and Property Rights, and to facilitate the collection of moneys due and payable and to become due and payable thereunder to Buyer under such Contracts and claims. Seller shall promptly pay over to Buyer all moneys collected by or paid to it with respect to each such Contract or claim.

     14.12 Notices and Addresses.

          (a) All notices required or permitted hereunder shall be in writing and shall be served on the Parties at the addresses set forth in Section 14.12(b). Any such notices may be sent by: (i) a nationally recognized overnight courier, in which case notice shall be deemed delivered three (3) Business Days after deposit with such courier; (ii) facsimile transmission, in which case notice shall be deemed delivered upon actual receipt by recipient; (iii) certified mail, return receipt requested, in which case notice will be deemed delivered three (3) Business Days after mailing; or
     (iv) hand-delivery, in which case notice shall be deemed delivered upon actual receipt by recipient. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall be in writing in the English language. The refusal to accept delivery shall constitute acceptance, and in such event, the date of delivery shall be the date on which delivery was refused. Notwithstanding anything to the contrary contained herein, if the delivery of any notice, item, or information, pursuant to the terms hereof, begins the running of a time period during which a Party is obligated to respond or else have its approval deemed to have been granted or denied, then such notice, item, or information shall either bear or be accompanied by a cover letter w+hich bears the following legend (in bold and capital letters):
     "TIME  SENSITIVE  REQUEST -  RESPONSE  REQUIRED  WITHIN A FINITE  NUMBER OF
     DAYS."

          (b) The addresses and other details of the Parties are (or at such other address as either Party may designate by written notice):

                  Seller:       Koch Pipeline Company, L.P.
                                4111 East 37th Street North
                                Wichita, Kansas 67220
                                Attention:  President
                                Phone Number: (316) 828-5385
                                Fax Number:     (316) 828-7666

                                Koch Fertilizer Storage and Terminal Company
                                4111 East 37th Street North
                                Wichita, Kansas 67220
                                Attention: President
                                Phone Number: (316) 828-8996
                                Fax Number:     (316) 828-7946

                  With copies to:   Koch Fertilizer Storage and Terminal Company
                                    4111 East 37th Street North
                                    Wichita, Kansas 67220
                                    Attention: Steven  H. Carter
                                    Phone Number: (316) 828-5138
                                    Fax Number:     (316) 828-9811

                                    Koch Pipeline Company, L.P.
                                    4111 E. 37th Street North
                                    Wichita, KS  67220
                                    Attention: General Counsel
                                    Phone Number:  (316) 828-4550
                                    Fax Number:      (316) 828-7997

                  Buyer:            Kaneb Pipe Line Operating Partnership, L.P.
                                    2425 North Central Expressway, Suite 700
                                    Richardson, TX 75080-2731
                                    Attn.: Edward D. Doherty
                                           Chairman of the Board and
                                           Chief Executive Officer
                                    Phone Number: (972) 699-4013
                                    Fax Number:   (972) 699-1894

                  With Copies to:   Kaneb Pipe Line Operating Partnership, L.P.
                                    7340 West 21st Street N, Suite 200
                                    Wichita, KS  67205
                                    Attn.: Jimmy L. Harrison, President
                                    Phone Number: (316) 773-9000
                                    Fax Number: (316) 773-9001

                                    Fulbright & Jaworski L.L.P.
                                    2200 Ross Avenue, Suite 2800
                                    Dallas, TX  75201
                                    Attn.: Kenneth L. Stewart
                                    Phone: (214) 855-8060
                                    Fax Number: (214) 855-8200

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
     IN WITNESS WHEREOF, the Parties have hereto set their hands by their duly authorized officials as of the date set forth above.

 "Seller"                                            "Seller"

Koch Pipeline Company, L.P.                           Koch Fertilizer Storage and Terminal Company
By:      Koch Pipeline Company, LLC,
         Its General Partner

By:                                                   By:
   -----------------------------------------             -------------------------------------------------
         Anthony L. Botterweck                                Daniel J. Stecklein
         President                                            President

"Buyer"

Kaneb Pipe Line Operating Partnership, L.P.
By:      Kaneb Pipe Line Company, LLC,
         Its General Partner


By:
   -----------------------------------------
Name:  Jimmy L. Harrison
Title:    President

Signature page to that certain Asset Purchase and Sale Agreement by and among Koch Pipeline Company, L.P. and Koch Fertilizer Storage and Terminal Company (together, "Seller") and Kaneb Pipe Line Operating Partnership, L.P. ("Buyer").